UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Papa John’s International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0 - 11

Notice of Annual
Meeting of Stockholders

DATE	TIME	LOCATION	RECORD DATE

Thursday, April 30, 2026	11:00 a.m. Eastern Time	Virtual Meeting Site : www.virtualshareholdermeeting.com/PZZA2026	March 9, 2026
ITEMS OF BUSINESS

01.	Election of the eight directors nominated by the Board of Directors named in the attached Proxy Statement;
02.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2026;
03.	Advisory approval of the Company’s executive compensation;
04.	Amendment of the Company's Certificate of Incorporation to remove supermajority voting provisions;
05.	Amendment of the Company's Certificate of Incorporation to reduce the special meeting ownership threshold;
06.	A stockholder proposal contained in this Proxy Statement, if properly presented at the Annual Meeting; and
Such other business as may properly come before the meeting or any adjournment or postponement thereof.
A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on March 9, 2026 are entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof.
Stockholders are cordially invited to participate in the meeting virtually via our live webcast. Following the formal items of business to be brought before the meeting, we will discuss our 2025 results and answer your questions.
Thank you for your continued support of Papa Johns.

By Order of the Board of Directors, Christopher L. Coleman Chair March [•], 2026
IMPORTANT NOTICE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 30, 2026 — this Proxy Statement and the Papa Johns 2025 Annual Report are available at https://ir.papajohns.com/2026-annual-meeting.

DEAR FELLOW STOCKHOLDERS,

Papa Johns is committed to being the best pizza makers in the business. Thanks to the hard work of our team members and franchisees, we have strengthened our brand with a differentiated BETTER INGREDIENTS. BETTER PIZZA.® product proposition and a loyal customer base. From this foundation, we are executing our plan to position the Company for long-term growth and value creation.

EXECUTING OUR TRANSFORMATION STRATEGY AND ALIGNING OUR RESOURCES FOR GROWTH AND VALUE CREATION
For Papa Johns, 2025 was an important year of transformation, and Todd Penegor’s first full year as our CEO. Todd has reshaped the leadership team across the company – in finance, marketing, technology, operations, people and investor relations. With this team of high-caliber executives, we established a transformation plan built around five key priorities: strengthening our core product proposition and accelerating innovation, sharpening our marketing message, investing in our technology infrastructure, differentiating our customer experience and partnering with and evolving our franchisee base.
As we build on our transformation, our strategy is producing results. Specifically, we have:
•Substantially improved our brand health including value and quality perceptions among customers;
•Achieved growth and higher utilization amongst our Papa Rewards members, increasing loyalty orders redeeming Papa Dough from approximately 25% to nearly 50%;
•Delivered five consecutive quarters of positive sales comps in our international business;
•Established a plan to deliver at least $60 million of system-wide supply chain cost savings to our company and franchise restaurants, while preserving product quality and the customer experience; and
•Ended the year meeting or exceeding all updated guidance targets.
We are focused on advancing our strategic execution. Amid a challenging operating environment, including a highly promotional U.S. QSR market and more intentional consumer spending, we are streamlining G&A, realigning our organizational structure to better support our transformation priorities and removing non-customer-facing costs from the business. These steps are intended to further increase efficiency and strengthen our position for growth.
Together with our strategic transformation, we expect our cost actions to deliver at least $25 million in enterprise cost savings outside of marketing through 2027, with approximately $13 million of this expected to be realized in 2026. A portion of these savings will be reinvested in business areas that we believe have the greatest potential to drive sustainable growth, including product innovation, marketing, technology, strengthening priority markets, franchise development incentives and supply chain.

OUR 2025 STRATEGIC PRIORITIES

Strengthening our core product proposition and accelerating innovation.	Sharpening our marketing message.	Investing in our technology infrastructure.	Differentiating our customer experience.	Partnering with and evolving our franchisee base.

GUIDED BY A FIT-FOR-PURPOSE BOARD THAT WELCOMES SHAREHOLDER INPUT
Our Board is built on a culture of rigor and accountability. We engage in strategy and risk oversight, bringing forward different perspectives to arrive at the best long-term outcomes. The Board’s complementary expertise is well matched with our strategic priorities and spans across restaurant operations, digital innovation, franchising, capital allocation and strategic growth. Over the last three years, we have added three independent, highly qualified directors – John Garratt, Stephen Gibbs and John Miller – bringing critical skills that have contributed meaningfully to advancing our transformation.
Active engagement with shareholders is central to our governance and provides valuable input that informs our decision-making. Throughout the year, Board members and management met with investors to discuss our strategy, performance and governance, among other key topics, and carefully considered the feedback we received. In response to our shareholder priorities, this year’s proxy includes a management proposal to adopt a simple majority vote standard for bylaw amendments, which we encourage you to support. We believe this change further aligns Papa Johns with leading governance practices and reinforces our commitment to responsiveness and transparency.
STRONG CONVICTION IN THE FUTURE OF PAPA JOHNS
The Board is confident in Papa Johns ability to deliver long term, profitable growth and capitalize on opportunities across the QSR category. We have the team, strategy and financial foundation in place to do that. Our transformation plans are built to benefit both the franchisor and franchisees, the heart of our system. Through my interactions with our franchise network, I am consistently inspired by their commitment, loyalty to the brand and eagerness to build together with new products and experiences for our customers.
On behalf of the Board of Directors, I wish to thank our franchisees, team members and partners for their dedication to serving our guests every day, and would also like to thank you, our shareholders, for your continued support. We look forward to further dialogue with you and providing updates on our progress in 2026 and beyond.

Sincerely,
CHRISTOPHER L. COLEMAN
Chair of the Board

Proxy Statement
Summary

DATE	TIME	LOCATION	RECORD DATE

Thursday, April 30, 2026	11:00 a.m. Eastern Time	Virtual Meeting Site : www.virtualshareholdermeeting.com/PZZA2026	March 9, 2026
The Board of Directors (the “Board”) of Papa John’s International, Inc. (the “Company” or “Papa Johns”) is soliciting proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at 11:00 a.m. Eastern Time on April 30, 2026, and at any adjournment or postponement of the meeting. We have adopted a virtual format for our Annual Meeting again this year. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/PZZA2026. An audio recording of the entire Annual Meeting will be available on the Papa John’s Investor Relations website after the meeting. This Proxy Statement and the enclosed proxy card are first being mailed or given to stockholders on or about March [•], 2026.
At the Annual Meeting, stockholders will be asked to vote on the matters outlined in the Notice of Annual Meeting of Stockholders. These include the election of eight directors to the Board; the ratification of the selection of Ernst & Young LLP (“EY”) as the Company’s independent auditors for 2026; advisory approval of the compensation paid to the Company’s named executive officers; an amendment to the Company's Certificate of Incorporation to remove supermajority voting provisions; an amendment to the Company's Certificate of Incorporation to lower the special meeting ownership threshold to 25%; and a stockholder proposal, if properly presented at the Annual Meeting.

Items		Board Recommendation	Page

01.	Election of the eight directors nominated by the Board of Directors named in the attached Proxy Statement	FOR Each Nominee	5
02.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2026	FOR	60
03.	Advisory approval of the Company’s executive compensation	FOR	61
04.	Amendment of the Company's Certificate of Incorporation to remove supermajority voting provisions	FOR	62
05.	Amendment of the Company's Certificate of Incorporation to lower the special meeting ownership threshold to 25%	FOR	64
06.	A stockholder proposal contained in this Proxy Statement, if properly presented at the Annual Meeting	AGAINST	66

Papa John’s International, Inc.	2026 Proxy Statement 1

PROXY SUMMARY	TABLE OF CONTENTS
WAYS TO VOTE

INTERNET	TELEPHONE	MAIL	WEBCAST

Visit the website noted on your proxy card to vote via the Internet.	Use the toll - free telephone number on your proxy card to vote by telephone.	Sign, date and return your proxy card in the enclosed envelope to vote by mail.	Participate in the meeting and vote at www.virtualshareholdermeeting.com/PZZA2026
BOARD COMPOSITION

				Board Committees

Name	Age	Director Since	Position	A	C	CG&N

Christopher L. Coleman	57	2012	Independent Chair of the Board			●
John W. Garratt	57	2023	Independent Director	¢	●
Stephen L. Gibbs	53	2023	Independent Director	¢
Laurette T. Koellner	71	2014	Independent Director	●
Jocelyn C. Mangan	54	2019	Independent Director		¢	¢
Sonya E. Medina	50	2015	Independent Director		¢	¢
John C. Miller	70	2023	Independent Director		¢
Todd A. Penegor	60	2024	President and Chief Executive Officer

A	Audit Committee	C	Compensation Committee	CG&N	Corporate Governance and Nominating Committee

●	Committee Chair	¢	Committee Member

Age Distribution	Tenure	Independence

2 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	PROXY SUMMARY
PERFORMANCE HIGHLIGHTS

$4.9B	$2.1B	$201M	$32M

Global systemwide sales in 2025	Total revenues in 2025	Adjusted EBITDA in 2025*	Net income in 2025

*Adjusted EBITDA is a non-GAAP financial measure used by the Company in its compensation program for compensation purposes. Please refer to the "Executive Compensation-Compensation Discussion & Analysis" section of this proxy statement for a discussion of how Adjusted EBITDA is used by the Compensation Committee in the Company's compensation program, and Annex A to this proxy statement for a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP measure.
PAPA JOHNS TODAY

~200M	6,083	~89,700	~50

Pizzas sold in U.S. annually	Restaurants in 2025	Franchise and corporate team members in 2025	Countries served in 2025

325+	600+	8.4M	2,560

Organizations supported through the Papa Johns Foundation	Team members have accessed our Dough & Degrees tuition program	Meals towards our goal to donate 10 million meals to those in need	International restaurants in 2025

CORPORATE GOVERNANCE HIGHLIGHTS

DIRECTOR INDEPENDENCE	The Board has determined that seven of the Company’s eight current directors are “independent” as defined by applicable law and Nasdaq listing standards.

Each of our Audit, Compensation, and Corporate Governance and Nominating committees is comprised only of independent directors.

BOARD LEADERSHIP STRUCTURE	When the position of Chair of the Board is not held by an independent director, the independent directors will elect a Lead Independent Director.

The key responsibilities of the Board include developing the strategic direction for the Company and providing oversight for the execution of that strategy by management.

STOCKHOLDER ENGAGEMENT	Our senior management team, including our Chief Executive Officer, Chief Financial Officer, and members of our Investor Relations team, maintain regular contact with a broad base of investors, including through quarterly earnings calls, individual meetings, and industry conferences.

In 2025, we had discussions with stockholders collectively holding more than a majority of our outstanding common stock.

Our proactive engagement includes a broad range of topics including our strategic priorities, macroeconomic trends, and our corporate responsibility programs.

Papa John’s International, Inc.	2026 Proxy Statement 3

Proxy Statement
The Board of Directors (the “Board”) of Papa John’s International, Inc. (the “Company” or “Papa Johns”) is soliciting proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at 11:00 a.m. Eastern Time on April 30, 2026, and at any adjournment or postponement of the meeting. We have adopted a virtual format for our Annual Meeting. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/PZZA2026. An audio recording of the entire Annual Meeting will be available on the Papa Johns Investor Relations website after the meeting. This Proxy Statement and the enclosed proxy card are first being mailed or given to stockholders on or about March [•], 2026.
At the Annual Meeting, stockholders will be asked to vote on the matters outlined in the Notice of Annual Meeting of Stockholders. These include the election of eight directors to the Board; the ratification of the selection of Ernst & Young LLP (“EY”) as the Company’s independent auditors for 2026; advisory approval of the compensation paid to the Company’s named executive officers; an amendment to the Company's Amended and Restated Certificate of Incorporation to remove supermajority voting provisions; an amendment to the Company's Amended and Restated Certificate of Incorporation to lower the special meeting ownership threshold to 25%; and a stockholder proposal, if properly presented at the Annual Meeting.
VIRTUAL STOCKHOLDER MEETING
The Annual Meeting will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on March 9, 2026 or if you hold a valid proxy for the Annual Meeting.
You will be able to participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/PZZA2026. You also will be able to vote your shares electronically at the Annual Meeting (other than shares held through the Papa John’s International, Inc. 401(k) Plan, which must be voted by April 26, 2026).
To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the voter instruction form that accompanied your proxy materials.
The meeting webcast will begin promptly at 11:00 a.m. Eastern Time on April 30, 2026. Online access will begin at 10:45 a.m. Eastern Time, and we encourage you to access the meeting prior to the start time.
We will also make the Annual Meeting accessible to anyone who is interested, including team members and other constituents, by visiting the same link at www.virtualshareholdermeeting.com/PZZA2026. Non-stockholder guests will not be permitted to vote or submit questions at the Annual Meeting.
Submitting questions at the Annual Meeting
If you are a stockholder as of the close of business on March 9, 2026, and access the Annual Meeting using the 16-digit control number included on your proxy card or on the voter instruction form that accompanied your proxy materials, you can submit questions electronically at the Annual Meeting during the webcast. During the live Q&A session of the meeting, members of our executive leadership team and our Chair of the Board will answer questions as they come in, as time permits. To ensure the meeting is conducted in a manner that is fair to all stockholders, the Chair (or such other person designated by our Board) may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. We reserve the right to edit or reject questions we deem profane or otherwise inappropriate. Detailed guidelines for submitting written questions during the meeting are available at www.virtualshareholdermeeting.com/PZZA2026.
If you have technical difficulties or trouble accessing the virtual meeting
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call:
844-986-0822 (U.S.)
303-562-9302 (International)

4 2026 Proxy Statement	Papa John’s International, Inc.

Item 1
ELECTION OF DIRECTORS

BOARD RECOMMENDATION

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

Our By-laws provide that the Board is authorized to fix from time to time the number of directors within the range of three to fifteen members, and currently the Board size is set at eight members. Directors are elected annually to one-year terms and each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.
We believe the nominees set forth below possess an appropriate mix of skills, experience, and leadership designed to drive Board performance and properly oversee the interests of the Company, including our long-term corporate strategy. Our nominees include seven independent directors (88%) and a broad range of professional experience and backgrounds. The nominees also reflect a balanced approach to tenure that will allow the Board to benefit from a mix of newer directors who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our complex business.
Set forth below is information concerning the nominees for election, including their principal occupations, business experience, background, key skills and qualifications, and ages as of the date of this Proxy Statement. The key skills and qualifications are not intended to be an exhaustive list of each nominee’s skills or contributions to the Board, but rather the specific skills and qualifications that led to the conclusion that the person should serve as a director for the Company.

Name	Age	Director Since	Position

Christopher L. Coleman	57	2012	Independent Chairman of the Board
John W. Garratt	57	2023	Independent Director
Stephen L. Gibbs	53	2023	Independent Director
Laurette T. Koellner	71	2014	Independent Director
Jocelyn C. Mangan	54	2019	Independent Director
Sonya E. Medina	50	2015	Independent Director
John C. Miller	70	2023	Independent Director
Todd A. Penegor	60	2024	President and Chief Executive Officer, Director

Papa John’s International, Inc.	2026 Proxy Statement 5

ITEM ONE	TABLE OF CONTENTS
NOMINEES FOR ELECTION TO THE BOARD
There are no family relationships among the Company’s directors and executive officers.

CHRISTOPHER L. COLEMAN

Independent Chair of the Board | Age: 57 | Director Since: 2012

Reasons for Nomination
Christopher Coleman brings over three decades of global banking and finance experience. In his executive and board roles, he has overseen mergers and acquisitions, capital deployment decisions and enterprise-level risk management, enabling him to evaluate and provide oversight of Papa Johns capital allocation priorities and long-term value creation opportunities. This experience, combined with his service on the Papa John's Board and longstanding engagement with the Company’s shareholders and franchisees, affords him a detailed understanding of the strategic evolution, business model and international operations across consumer economic cycles.
Key Skills and Qualifications
•Mr. Coleman’s executive role at Rothschild & Co provides a background in capital stewardship, risk management and corporate transactions, from initial evaluation and due diligence through execution. He applies this experience to support Papa Johns balance sheet discipline, unit-level franchise economics and long-term strategic planning.
•Mr. Coleman’s career spans extensive global finance and cross border transaction experience, providing valuable insight into international markets dynamics that are critical to Papa Johns global growth and competitive positioning.
•Through ongoing, first hand dialogue with Papa Johns franchisees, Mr. Coleman serves as a trusted link between the Board and the franchise network. His active engagement helps facilitate constructive alignment, strengthen franchise relationships and inform decisions that impact systemwide performance.
•In his position as Independent Chairman of Randgold Resources, he played a key role in overseeing the successful $18.3 billion merger with Barrick Gold Corporation in 2018, a complex, cross-border combination that created an industry-leading global gold company.
Career Highlights
Rothschild & Co.
•Global Partner and Group Head of Banking (since 2015)
•Chairman of Rothschild & Co Bank International (since 2006)
•Chairman of Five Arrows Leasing Group (2008-2015)
•Director of Rothschild & Co Pension Fund (since 2009)
•Member of Assets and Liabilities Committee
•Member of Wealth and Asset Management Executive Committee

Committees:
•Corporate Governance and Nominating (Chair)
Other Public Company Directorships:
•Barrick Gold Corporation (NYSE: GOLD) (2019-2025)
•Randgold Resources Ltd (Former: LSE: RRS) (2008-2018)
Favorite Papa Johns Menu Item:
Croissant Pizza

6 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	ITEM ONE

JOHN GARRATT

Independent Director | Age: 57 | Director Since: 2023

Reasons for Nomination
John Garratt brings more than two decades of disciplined financial leadership and strategic transformation experience across major multi unit retail and restaurant brands. He offers deep insight into consumer behavior and proven expertise in developing new customer offerings, building loyalty, improving unit level economics and scaling businesses — consistently leveraging technology to enhance brand differentiation and drive top and bottom line performance. At Papa Johns, he applies this experience to advance brand innovation, menu strategy and global customer engagement in support of sustained long term growth.
Key Skills and Qualifications
•At Dollar General Mr. Garratt developed and implemented a long-term strategic planning process and team which drove efforts to identify and execute key transformative strategic initiatives involving new sales layers, concepts, digital tools, delivery service, expanded supply chain capabilities and international expansion.
•Mr. Garratt led efforts to develop the company’s strategic roadmap, reshape capital allocation and accelerate organic unit expansion while restructuring and implementing zero based budgeting to fuel high return growth.
•He developed and led Dollar General’s commercial analytics team which significantly enhanced decision support and results from merchandising analytics, pricing, market planning and consumer insights.
•Mr. Garratt led efforts on the acquisition of over 300 stores at Dollar General and helped lead the divestiture of two brands at Yum, demonstrating disciplined M&A judgment.
•He brings board governance expertise through leadership of audit and investment committees at other brands, contributing governance insights and best practices to oversee Papa Johns value creation initiatives.
•In addition to overseeing Dollar General’s entry into Mexico, in his previous roles at Yum! Brands, Mr. Garratt served as Vice President of Finance and Division Controller for KFC, Pizza Hut, and Yum Restaurants International, partnering with global teams to strengthen international operations and controls while delivering rapid growth.
Career Highlights
Dollar General (NYSE: DG)
•President and CFO (2022-2023)
•EVP and CFO (2015-2023)
•SVP, Finance & Strategy (2014-2015)
Yum! Brands (NYSE: YUM)
•VP, Finance, (2013-2014)
•Various senior director and director roles in corporate strategy and financial planning (2004-2013)

Committees:
•Compensation (Chair)
•Audit

Other Public Company Directorships:
•Cracker Barrel (Nasdaq: CBRL) (since 2023)
•Humana, Inc. (NYSE: HUM) (since 2020)
Other Notable Board Memberships:
•Atlanta Federal Reserve Bank (2018-2023)

Favorite Papa Johns Menu Item:
Original Crust Pepperoni Pizza

Papa John’s International, Inc.	2026 Proxy Statement 7

ITEM ONE	TABLE OF CONTENTS

STEPHEN GIBBS

Independent Director | Age: 53 | Director Since: 2023

Reasons for Nomination
Steve Gibbs is a seasoned financial executive with a proven ability to strengthen global organizations through disciplined financial leadership, operational rigor and data-driven decision making. As a former Chief Accounting Officer across multiple consumer facing companies, he has overseen complex technical accounting, financial reporting and enterprise wide control environments while helping management teams translate market trends and analytics into effective business strategy. His deep expertise in establishing rigorous financial discipline, implementing scalable systems and enhancing operational efficiency enables him to contribute meaningfully to Papa Johns growth, margin expansion and governance oversight.
Key Skills and Qualifications
•Mr. Gibbs has implemented large scale, integrated financial and operational systems that drive measurable performance improvement. At Home Depot, he co-led the company wide SAP implementation, unifying reporting across business functions to enhance customer experience, increase operational efficiency and deliver enterprise level results.
•He played a central role in evaluating strategic investments and optimizing portfolio value at Home Depot, including the financial due diligence of major transactions such as the $8 billion acquisition of HD Supply Holdings, which strengthened the company’s visibility in a strategic market segment. His ability to rigorously assess acquisition opportunities and value creation pathways aligns with shareholder expectations for disciplined growth.
•At Keurig Green Mountain, Mr. Gibbs spearheaded the company’s financial reset, redirecting investments, implementing zero based budgeting to reinforce capital discipline, and installing data driven cost management systems that positioned the company for sustained expansion. His experience deploying performance enhancing financial systems across global operations at Keurig and Tyson Foods supports his record of improving margins and operational discipline.
•Having started his career at a Big Four accounting firm and subsequent leadership roles at Scientific Games, where he led international market budgeting and resource analyses to optimize product and sales performance, Mr. Gibbs brings deep expertise in regulatory compliance, internal controls, financial reporting and enterprise risk management.
Career Highlights
Home Depot (NYSE: HD)
•VP, Chief Accounting Officer and Corporate Controller (2020-2023)
Tyson Foods (NYSE: TSN)
•SVP, Chief Accounting Officer and Controller (2018-2020)
Keurig Green Mountain (Nasdaq: KDP)
•VP, Chief Accounting Officer (2011-2017)
Scientific Games (OTCMKTS: LNWO)
•VP, Chief Accounting Officer and Corporate Controller (2005-2011) planning (2004-2013)

Committees: •Audit Other Public Company Directorships: •None Other Notable Board Memberships: •PetSafe Brands •Joe and The Juice Favorite Papa Johns Menu Item: Medium Veggie Pizza

8 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	ITEM ONE

LAURETTE T. KOELLNER

Independent Director | Age: 71 | Director Since: 2014

Reasons for Nomination
Laurette Koellner brings exceptional executive and board leadership experience, having guided global companies through major restructurings, complex M&A transactions, international expansion and crisis recovery. Her background spans responsibility for P&L and oversight of business strategy, finance, accounting and human capital programs. As Chair of the Audit Committee, Ms. Koellner plays a critical role in overseeing Papa Johns financial reporting, enterprise risk management and internal controls, ensuring rigorous stress testing and strengthening long term governance resilience.
Key Skills and Qualifications
•Appointed by the U.S. Government to AIG’s board of directors during the financial crisis recovery, Ms. Koellner helped lead the company through significant operational restructuring, ensuring AIG’s ability to repay federal stabilization funds and restore financial health. Upon making taxpayers whole, Ms. Koellner was asked to serve as Executive Chairman of AIG's International Lease Finance Corporation and oversaw its $7.68B acquisition by AerCap.
•As a member of Boeing’s Office of the Chairman, a four person leadership group including the CEO, CFO and CTO, Ms. Koellner held authority over enterprise wide decision making, including global strategy, operations and risk oversight across nearly 80 countries, navigating complex regulatory environments and volatile economic conditions, experience directly relevant to Papa Johns international growth strategy.
•As an independent director on the Sara Lee board, Ms. Koellner played a central role in a multi-year strategic restructuring, divesting non core businesses and separating the company into focused entities: Douwe Egberts and Hillshire Brands. These actions generated significant shareholder value and culminated in the IOP of Douwe Egberts and the $8.6B sale of Hillshire Brands to Tyson Foods at a substantial premium.
•Ms. Koellner has chaired audit committees at four public companies, bringing deep compliance and financial reporting expertise. At Papa Johns, she maintains close working relationships with senior finance leadership, providing rigorous financial oversight, challenge and strategic input on key accounting, reporting and risk matters and supporting the Company’s long-term operational resilience.
Career Highlights
International Lease Finance Corporation (subsidiary of AIG) (NYSE: AER)
•Executive Chair (2012-2014)
The Boeing Company (NYSE: BA)
•President, Boeing International (2006-2008) and Connexion by Boeing (2004-2006)
•EVP, Chief Administration and Human Resources Officer (2002-2004)
•President, Shared Services (2001-2022)
•VP and Corporate Controller (1999-2001)
•VP and General Auditor (1996-1999)

Committees:
•Audit (Chair)
Other Public Company Directorships:
•Celestica, Inc. (NYSE: CLS) (2009-early 2025) (rejoined late 2025)
•The Goodyear Tire & Rubber Company (Nasdaq: GT) (since 2015)
•Nucor Corporation (NYSE: NUE) (since 2015)
Favorite Papa Johns Menu Item:
Papa Bowls

Papa John’s International, Inc.	2026 Proxy Statement 9

ITEM ONE	TABLE OF CONTENTS

JOCELYN C. MANGAN

Independent Director | Age: 54 | Director Since: 2019

Reasons for Nomination
Jocelyn Mangan brings two decades of top-tier technology leadership, having built and scaled globally influential platforms such as Citysearch, Ticketmaster, OpenTable and Snagajob. Her experience launching consumer and restaurant platforms across Asia, Europe and North America gives her a sophisticated understanding of digital disruption, platform innovation and evolving customer behavior across markets. Highly active across the technology and restaurant sectors, Ms. Mangan maintains direct visibility into emerging trends, disruptive business models and next generation innovation, enabling her to contribute to Board oversight of Papa Johns digital investments, customer engagement advancements and international growth priorities.
Key Skills and Qualifications
•As CEO and founder of illumyn, Ms. Mangan advises investors, CEOs, boards and board-level talent on overall board strategy - from board composition to navigating growth and change, particularly as digital transformation and artificial intelligence reshape enterprise risk and competitive dynamics. She works closely with CEOs, directors, investors and an AI advisory council of senior technology leaders to advance board level AI governance capabilities, ensuring boards are equipped to oversee emerging risks and value creation opportunities.
•Ms. Mangan provides strategic guidance to restaurant leaders on next generation business models, consumer engagement strategies, aggregator economics and technology enabled growth. Her deep connections across Silicon Valley and the broader hospitality ecosystem position her to identify high value innovation pathways aligned with Papa Johns global expansion and digital transformation priorities.
•Having led product teams behind major consumer platforms across the markets, Ms. Mangan spearheaded development of the first OpenTable mobile app that revolutionized the restaurant reservation experience and elevated OpenTable’s technology culture, accelerating its evolution into a mobile first global business. Her leadership played a foundational role in positioning OpenTable for its $2.6B acquisition by Booking Holdings.
•As COO and Chief Product & Marketing Officer at Snagajob, she oversaw full cycle product strategy and user experience transformation for millions of hourly worker interactions. At Ticketmaster, she led development of the first multilingual Olympic ticketing platform, strengthening international customer engagement and ensuring reliability during high demand digital events.
Career Highlights
illumyn / illumyn impact
•CEO, Founder (since 2018)
Netflix (NASDAQ: NFLX)
•Part-time moderator for Netflix Leadership Program (2019-2024)
Snagajob
•Chief Operating Officer (2017-2018)
•Chief Product and Marketing Officer (2016-2017)
OpenTable (former Nasdaq: OPEN)
•Held progressively senior product management roles (2005–2015), culminating in her position as SVP of Product Management and Design.
Ticketmaster (NYSE: LYV)
•Product, content and strategy leadership roles with increasing scope of responsibilities (1999-2005)

Committees:
•Compensation
•Corporate Governance and Nominating
Other Public Company Directorships:
•Wag! Group Co (Nasdaq: PET) (2021 - 2025)
Other Notable Board Memberships:
•ChowNow (since 2018)
•Forbes Council Member (since 2023)
Favorite Papa Johns Menu Item:
New York Style Pizza

10 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	ITEM ONE

SONYA MEDINA

Independent Director | Age: 50 | Director Since: 2015

Reasons for Nomination
Sonya Medina brings crisis tested governance leadership, cross sector strategic insight and global stakeholder engagement expertise to the Board. Her ability to navigate complex regulatory environments combined with her corporate reputation and brand building experience equips her to advise on global market positioning, community relevance and strategies to build consumer trust. During her Board service, she has guided Papa Johns strategy realignment and leadership transitions, demonstrating a strong focus on long-term value creation and providing strategic contributions to the oversight of Papa Johns global growth priorities, stakeholder engagement and enterprise-wide reputation management.
Key Skills and Qualifications
•Ms. Medina brings deep experience navigating complex and evolving regulatory environments, having overseen large scale U.S. and international public private initiatives, acquiring a nuanced understanding of how policy developments affect supply chains, labor markets, consumer behavior and brand trust. This perspective provides the Board with actionable insight into regulatory and stakeholder dynamics.
•As CEO of Reach Resilience, a ~$410 million foundation supporting communities in crisis, Ms. Medina has built high visibility partnerships across government, business and civic organizations. Her ability to expand reach and mobilize diverse communities provides practical insight into strengthening Papa Johns market presence, brand building and deepening stakeholder engagement.
•In her role as Vice President of Community & External Affairs at Silver Eagle Distributors, the largest Anheuser Busch provider, Ms. Medina expanded brand visibility across national retail locations and strengthened franchise partnerships through a rigorous, data driven approach that enhanced insights into customer segments, commercial activation and franchise system dynamics.
•As a board member at TKO Group Holdings, Ms. Medina oversaw the company’s 2023 acquisition of Endeavor’s sports assets (IMG and On Location) and the subsequent integration of multiple global businesses. Her experience evaluating transformative investments and navigating complex integrations strengthens the Board’s oversight of long term strategy, capital allocation and enterprise value creation.
Career Highlights
Reach Resilience
•President and CEO (since 2022)
Silver Eagle Distributors (an independent Anheuser-Busch wholesaler in the US)
•VP, Community & External Affairs (2009-2013)
The White House
•Deputy Assistant to the President for Domestic Policy and Director of Projects for the First Lady (2001-2008)
AT&T (NYSE:T)
•Director, AT&T Global Foundation (2006-2008)

Committees:
•Compensation
•Corporate Governance and Nominating
Other Public Company Directorships:
•TKO Group Holdings (NYSE: TKO) (since 2023)
•Delta Apparel, Inc. (NYSE: DLA) (2022-2024)
Favorite Papa Johns Menu Item:
The Ultimate Pepperoni Pizza

Papa John’s International, Inc.	2026 Proxy Statement 11

ITEM ONE	TABLE OF CONTENTS

JOHN MILLER

Independent Director | Age: 70 | Director Since: 2023

Reasons for Nomination
John Miller is a two time restaurant brand CEO with a proven record of strengthening franchise systems and unifying operators around shared values, performance standards and brand expectations. He has built out restaurant networks, modernized guest experiences and driven consistent execution across U.S. and international franchise markets, enabling brands to grow through both industry disruption and market opportunities. His extensive operational and strategic leadership equips him to serve as a thoughtful, independent voice in the boardroom—one who can provide constructive challenge, support management effectively and help ensure strategy, capital allocation, and operating priorities remain aligned with sustainable, long term shareholder value.
Key Skills and Qualifications
•As CEO of Denny’s, Mr. Miller delivered more than a decade of sustained performance, increasing the stock price by more than threefold during his tenure through disciplined capital allocation, modernization of the real estate portfolio and the opening of nearly 500 locations in strategically selected growth markets. These transformative actions expanded the brand’s reach and enhanced individual restaurant profitability.
•Mr. Miller also accelerated Denny’s international expansion, doubling the number of franchises in Puerto Rico and scaling the Canadian business to nearly 80 locations—more than any other U.S. competitor operating in the region. His proven ability to build strategic international partnerships offers actionable insight into global growth and market prioritization.
•He led Denny’s digital transformation, securing an early national agreement with DoorDash, launching virtual brands such as The Meltdown and The Burger Den, and building customer facing technology and analytics teams. These initiatives modernized digital ordering and loyalty platforms, strengthened operational efficiency and created new, profitable revenue streams aligned with evolving consumer behavior.
•Mr. Miller spent 17 years with Brinker International, leading Global Franchise Development for Chili’s before heading other brands at Brinker such as Romano’s Macaroni Grill, On the Border, and Cozymel’s. John then returned as CEO of Taco Bueno, his restaurant alma mater prior to joining Brinker, where he launched and scaled the franchise program and implemented a unified POS system to strengthen systemwide performance and deliver consistent, high quality customer experiences.
Career Highlights
Delucca Gaucho Pizza & Wine
•Managing Member (since 2022)
Denny’s (Nasdaq: DENN)
•CEO (2011-2025)
Taco Bueno Restaurant Chain
•President & CEO (2005-2011)
Brinker International (NYSE: EAT)
•VP Romano’s Macaroni Grill (1997 – 2004)
•VP Special Concepts, Cozymel’s and On the Border (1993-1996)
•VP Global Franchising (1987 – 1992)

Committees: •Compensation Other Public Company Directorships: •Denny’s Corporation (Nasdaq: DENN) (since 2011) Favorite Papa Johns Menu Item: Pan Pizza

12 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	ITEM ONE

TODD PENEGOR

President and Chief Executive Officer | Age: 60 | Director Since: 2024

Reasons for Nomination
Todd Penegor is a seasoned restaurant and consumer brands executive with over two decades of experience leading iconic quick service restaurant (QSR) and consumer packaged goods (CPG) companies through growth, disruption and industry volatility. He has a hands on understanding of global franchise systems and a strong record of building trusted, performance driven franchisee partnerships. Throughout his career, he has consistently delivered same store sales growth, expanded unit counts and improved margins while elevating brand quality to sustain long term performance. With leadership grounded in rigorous financial discipline, he approaches capital allocation with a shareholder aligned mindset and maintains a clear focus on strategy and accountability as the foundation for durable value creation.
Key Skills and Qualifications
•Under Mr. Penegor’s leadership, Papa Johns is strengthening its innovation and operational framework, invigorating the product pipeline with new platforms such as Papa Dippa, Grand Papa and a new Pan Pizza. He also launched the Perfect Bake initiative and is modernizing the digital ecosystem, which has driven stronger engagement across the nearly 41 million member Papa Rewards Program since its enhancement in late 2024.
•Mr. Penegor led Wendy’s through a period of sustained transformation, achieving 12 consecutive years of same-restaurant sales growth. He strengthened franchisee economics through improved franchise relations and real estate optimization. To enhance both customer experience and restaurant efficiency, he drove growth by launching new loyalty programs and data-driven marketing. Under his leadership, digital sales grew 30% and reached 13% of total sales at the time of his retirement from the Company.
•Mr. Penegor brings extensive experience modernizing QSR brands through menu innovation to generate significant new revenue streams (e.g., the $5 Biggie Bag and Wendy’s national breakfast platform). At Wendy’s, he also expanded operations across Europe, Asia, the Middle East and Latin America and revitalized franchise relations, achieving satisfaction scores more than 10 points above industry averages in both the U.S. and international markets.
•Mr. Penegor’s background includes serving in senior and executive financial leadership roles at Kellogg Company and Ford Motor Company, contributing to his deep expertise in finance, strategy, disciplined capital allocation, global operations, and mergers and acquisitions.
Career Highlights
The Wendy’s Company (Nasdaq: WEN)
•President and CEO (2016-2024)
•CFO (2013-2015)
Kellogg Company (former NYSE: K)
•President, Kellogg’s Snacks (2008-2013)
•VP and CFO, Kellogg Europe (2007-2008)
•VP and CFO, Kellogg’s Snacks (2002-2007)
•CFO, Kellog US Sales Organization (2002)
•Various leadership positions (2000-2002)
Ford Motor Company (NYSE: F)
•Various roles within finance organization, supporting M&A, global joint ventures and treasury

Other Public Company Directorships:
•Dutch Bros Inc (NYSE: BROS) (since 2024)
•Ball Corp (NYSE: BALL) (since 2019)
•Wendy’s Company (Nasdaq: WEN) (2016-2024)
Favorite Papa Johns Menu Item:
Epic Stuffed Crust Pepperoni and Sausage Pizza

Papa John’s International, Inc.	2026 Proxy Statement 13

Corporate Governance
Principles of corporate governance that guide the Company are set forth in the Company’s Board committee charters, the Company’s Corporate Governance Guidelines and the Company’s Code of Ethics and Business Conduct, all of which are available on our website at www.papajohns.com by first clicking “Investor Relations” and then “Governance.” (The information on the Company’s website is not part of this Proxy Statement and is not soliciting material.) The principles set forth in those governance documents were adopted by the Board to ensure that the Board is independent from management, that the Board adequately oversees management, and to help ensure that the interests of the Board and management align with the interests of the stockholders. The Board annually reviews its corporate governance documents.
MAJORITY VOTING STANDARD FOR DIRECTOR ELECTIONS
Our Amended and Restated By-laws (the “By-laws”) provide for a majority voting standard for uncontested director elections and a mechanism for consideration of the resignation of an incumbent director who does not receive a majority of the votes cast in an uncontested election. Under the majority voting standard, a majority of the votes cast means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will be a plurality of votes represented in person or by proxy and entitled to vote on the election of directors. In addition, if an incumbent director is nominated in an uncontested election, the director nominee is required, as a condition of the director’s nomination, to submit an irrevocable letter of resignation to the Chair of the Board. If an incumbent director nominee does not receive a majority of the votes cast, the Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind the decision within 90 days from the date of certification of the election results. The director whose resignation is being considered will not participate in the recommendation of the Committee or the Board’s decision.
CODE OF ETHICS AND BUSINESS CONDUCT
The Company’s Code of Ethics and Business Conduct, which is the Company’s code of ethics applicable to all directors, officers and team members worldwide, embodies the Company’s global principles and practices relating to the ethical conduct of the Company’s business and its longstanding commitment to honesty, fair dealing and full compliance with all laws affecting the Company’s business.
The Board has established procedures for any person, including a team member, to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics and Business Conduct relating, among other things, to:
•violations of the federal securities laws;
•fraud or error in the Company’s accounting, audit or internal controls, financial statements and records; and
•misconduct by any member of the Company’s senior management.
The procedures for reporting issues and concerns may be found on our website at www.papajohns.com, by first clicking “Investor Relations” and then “Governance.”

14 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	CORPORATE GOVERNANCE
DIRECTOR INDEPENDENCE
The Board has determined that seven of the Company’s eight current directors are “independent” as defined by applicable law and Nasdaq listing standards, as follows: Christopher L. Coleman, John W. Garratt, Stephen L. Gibbs, Laurette T. Koellner, Jocelyn C. Mangan, Sonya E. Medina, and John C. Miller. Each of our Audit, Compensation, and Corporate Governance and Nominating committees is comprised only of independent directors, as identified below under the heading “Committees of the Board of Directors.”
Todd M. Penegor is not considered to be independent because he serves as President and Chief Executive Officer of the Company.
INSIDER TRADING POLICY
The Company maintains an Insider Trading Compliance Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees, and has implemented processes for the Company, that we believe are designed to promote compliance with insider trading laws, rules, and regulations and any applicable listing standards. See our Insider Trading Compliance Policy filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 28, 2025.
HEDGING AND PLEDGING POLICY
Pursuant to our Insider Trading Compliance Policy, we prohibit employees, officers and directors from pledging any Company securities as collateral for a loan, or from holding any Company securities in a margin account. This policy also prohibits employees, officers and directors from entering into hedging transactions involving Company securities, including purchasing financial instruments such as prepaid variable forwards, equity swaps, collars, exchange funds and similar transactions. Hedging transactions means any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of Company securities.
BOARD LEADERSHIP STRUCTURE AND RISK MANAGEMENT
Under our Corporate Governance Guidelines, our Board elects a Chair of the Board with the duties set forth in our By-laws. When the position of Chair of the Board is not held by an independent director, the independent directors will elect a Lead Independent Director. Christopher L. Coleman, our current Chair, is independent; accordingly, we do not currently have a Lead Independent Director.
The key responsibilities of the Board include developing the strategic direction for the Company and providing oversight for the execution of that strategy by management. The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s financial, strategic and operational issues, as well as the risks associated with each, and that oversight includes a thorough and comprehensive annual review of the Company’s strategic plan and Enterprise Risk Management program.
At the committee level, risks are reviewed and addressed as follows:
•The Audit Committee oversees management of financial risks; legal and regulatory risks; franchise risks; food safety, information technology and cybersecurity risks; as well as the Company’s Enterprise Risk Management program, reporting on such matters to the full Board. The Audit Committee’s agendas include discussions of individual and emerging risk areas throughout the year, and, through its oversight of our Enterprise Risk Management program, the Audit Committee monitors management’s responsibility to identify, assess, manage and mitigate risks. Our Enterprise Risk Management program is comprised of a cross-functional, management-level Enterprise Risk Management team that helps establish a culture of managing and mitigating risk and coordination of risk management between our executive team and the Board. Specifically, with respect to oversight of technology and cybersecurity risks, our information security officer provides regular formal updates to the Board and Audit Committee on potential cybersecurity threats and the progress of our ongoing security and privacy programs. The Audit Committee reviews with management and reports to the full Board with respect to material information on security matters and risks and management’s actions to monitor and address identified areas for improvement.

Papa John’s International, Inc.	2026 Proxy Statement 15

CORPORATE GOVERNANCE	TABLE OF CONTENTS
•The Compensation Committee is responsible for overseeing the assessment and mitigation of risks relating to the Company’s compensation policies and practices and incentive compensation arrangements for its employees, and also oversees succession planning and human capital management. The Compensation Committee reviews our compensation policies and practices to determine whether they subject us to unnecessary or excessive risk. As a result of that evaluation, including a review of the plan design and governance aspects of our compensation programs discussed below in the Compensation Discussion and Analysis, the Compensation Committee concluded that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company.
•The Corporate Governance and Nominating Committee manages risks associated with potential conflicts of interest and reviews governance and compliance issues with a view to managing associated risks, including oversight of our compliance program with respect to our Code of Ethics and Business Conduct, monitoring of risks associated with workplace discrimination and harassment, and our policies regarding our Company culture. The Corporate Governance and Nominating Committee also oversees the Company’s initiatives on sustainability and corporate responsibility matters.
While each committee is responsible for evaluating and overseeing the management of such risks, the Board is regularly informed through committee reports about such risks. In addition, the Board and the committees receive regular reports from the President and Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer, and other Company officers with roles in managing risks.
BOARD SELF-EVALUATION
Pursuant to our Corporate Governance Guidelines, the Board conducts an annual self-evaluation to assess its performance, which also includes evaluations of the Audit, Compensation, and Corporate Governance and Nominating committees. In addition, the Corporate Governance and Nominating Committee annually evaluates each director’s individual performance. The Corporate Governance and Nominating Committee is responsible for developing, administering and overseeing processes for conducting evaluations.
Evaluations are designed to assess the qualifications, attributes, skills and experience represented on the Board and whether the Board, its committees and individual directors are functioning effectively. Live in-depth interviews with each director are conducted by a third party for the evaluation process. The results are compiled and discussed with the Chair of the Board and the Chair of the Corporate Governance and Nominating Committee and then reported to the full Board.
Several recommendations from our Board evaluation process were implemented in 2025. The Board now holds a separate session following Committee meetings to allow the Board members to discuss strategy and other important topics. A Board dinner was added to allow for more in-depth discussion between Board members and the Chief Executive Officer. The Board also held Board meetings in different corporate markets and one in New York City at a vendor offsite location to review the Company’s technology strategy. These changes deepened the Board’s understanding of the Company's strategy.
STOCKHOLDER ENGAGEMENT
Our Board of Directors and our management believe it is important to proactively engage with stockholders. Our senior management team, including our Chief Executive Officer, Chief Financial Officer and members of our Investor Relations team, maintain regular contact with a broad base of investors, including through quarterly earnings calls, individual meetings, industry conferences, and other channels of communication, to understand their perspectives and key priorities. In 2025, we had discussions with stockholders collectively holding more than a majority of our outstanding common stock.
Our proactive engagement includes a broad range of topics, including our strategic priorities, macroeconomic trends, and our corporate responsibility programs.
Feedback from stockholders is shared with the Board and the applicable committees on a regular basis.

16 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	CORPORATE GOVERNANCE
INDEPENDENT CHAIR OF THE BOARD
Christopher L. Coleman serves as our independent Chair of the Board. He has been a member of the Board since 2012 and has served as our independent Chair since 2023. Our Board believes having an independent Chair is the appropriate leadership structure for our Board at this time. Our Board believes having an independent Chair provides a strong leadership structure and sound governance and is currently in the best interests of the Company and its stockholders. The Chair works with the Board, the Company’s Chief Executive Officer and management to establish and further the Company’s strategic objectives. When the position of Chair of the Board is not held by an independent director, the independent directors will elect a Lead Independent Director, with the duties described in the Company’s Corporate Governance Guidelines.
MEETINGS OF THE BOARD OF DIRECTORS
The Board held twenty meetings in 2025. Each director attended in excess of 75% of the meetings of the Board and the Board committees on which he or she served during 2025.
Meetings of the Independent Directors
At meetings of both the Board and the Board committees, the Company’s independent directors meet in regular executive sessions in which members of management do not participate. These sessions typically occur in conjunction with regularly scheduled Board or committee meetings. The Chair of the Board currently chairs executive sessions of the Board.
Annual Meetings of Stockholders
The Company does not have a policy regarding director attendance at the Annual Meeting, but we encourage each of our directors to attend each annual meeting of the Company’s stockholders. All directors then on the Board attended the 2025 Annual Meeting.

Papa John’s International, Inc.	2026 Proxy Statement 17

CORPORATE GOVERNANCE	TABLE OF CONTENTS
COMMITTEES OF THE BOARD OF DIRECTORS
The Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee facilitate and assist the Board in the execution of its responsibilities. In accordance with Nasdaq listing standards, each of these standing committees is comprised solely of independent directors. Charters for each of our standing committees are available on the Company’s website at www.papajohns.com by first clicking on “Investor Relations” and then “Governance.” The charter of each standing committee is also available in print to any stockholder who requests it.

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

Christopher L. Coleman			●
John W. Garratt	¢	●
Stephen L. Gibbs	¢
Laurette T. Koellner	●
Jocelyn C. Mangan		¢	¢
Sonya E. Medina		¢	¢
John C. Miller		¢
Todd A. Penegor
Meetings in Fiscal 2025	8	9	4

●	Committee Chair	¢	Committee Member

The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities for the accounting, financial reporting, internal control over financial reporting and disclosure controls and procedures of the Company and its subsidiaries. The Committee is responsible for the appointment, compensation and retention of the independent auditors and oversees the performance of the internal auditing function and the Company’s compliance program with respect to legal and regulatory requirements and risk management. The Committee meets with management and the independent auditors to review and discuss the annual audited and quarterly unaudited financial statements, reviews the integrity of our accounting and financial reporting processes and audits of our financial statements, and prepares the Audit Committee Report included in this Proxy Statement. The Committee also is responsible for oversight of the Company’s overall enterprise risk management function and reviews the Company’s practices with respect to risk assessment and risk management and discusses the Company’s risk exposures, including top risks, and the processes to identify, assess, manage and mitigate risks. In addition, the Committee oversees the Company's policies and practices with respect to publicly disclosed non-GAAP measures. The responsibilities of the Committee are more fully described in the Audit Committee’s Charter.
Each member of the Committee is independent as determined by the Board, based upon applicable laws and regulations and Nasdaq listing standards. In addition, the Board has determined that each member of the Committee is able to read and understand fundamental financial statements and each of Ms. Koellner, Mr. Garratt, and Mr. Gibbs is an “audit committee financial expert” as defined by Securities and Exchange Commission (“SEC”) rules.

AUDIT COMMITTEE CHAIR

Laurette T. Koellner

CURRENT MEMBERS

John W. Garratt Stephen L. Gibbs

18 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	CORPORATE GOVERNANCE

The Compensation Committee oversees the Company’s compensation programs and is responsible for overseeing, making recommendations to the Board, and discussing with management, as applicable, the Company’s overall compensation strategies, succession planning and human capital management. Specifically, the Compensation Committee reviews and approves annually the compensation of the Company’s executive officers, including the executive officers named in the Summary Compensation Table of this Proxy Statement (our “named executive officers” or “NEOs”). The Committee has the authority to administer our Compensation Clawback Policy and equity plans and is responsible for all determinations thereunder with respect to participation, the form, amount and timing of any awards to be granted to any such participants, and the payment of any such awards. In addition, the Committee is responsible for recommending stock ownership guidelines for the executive officers and directors, for recommending the compensation and benefits to be provided to non-employee directors, and for reviewing and approving the establishment of broad-based incentive compensation, equity-based, retirement or other material employee benefit plans, and any perquisites and benefit policies or programs available to our CEO, executive officers, and members of our Executive Leadership Team (except to the extent the benefit policies or programs apply to employees of the Company generally). The Committee also reviews risks, if any, created by the Company’s compensation policies and practices and provides recommendations to the Board on compensation-related proposals to be considered at the Annual Meeting. When appropriate, the Committee may form and delegate authority to subcommittees consisting of one or more members to act in a manner consistent with the above or as discussed in the Committee’s Charter.
The Committee has the authority to retain compensation consultants, outside counsel and other advisers. The Committee engaged Meridian Compensation Partners ("Meridian") to advise it and to prepare market studies of the competitiveness of components of the Company’s compensation program for its senior executive officers, including the named executive officers. Meridian does not provide any other services to the Company. The Committee also performed an assessment of Meridian’s independence to determine whether the consultant is independent and, based on that assessment, determined that the firm’s work has not raised any conflicts of interest and the firm is independent. See “Compensation Discussion and Analysis” for a further description of the Committee’s use of Meridian during 2025, as well as the role of our executive officers in determining or recommending the amount or form of compensation paid to our named executive officers during 2025, and the Committee’s process in setting compensation.
The responsibilities of the Committee are more fully described in the Committee’s Charter.

COMPENSATION COMMITTEE CHAIR

John W. Garratt*

CURRENT MEMBERS

Jocelyn C. Mangan Sonya E. Medina John C. Miller
*appointed to Committee and as Chair on March 16, 2025

Papa John’s International, Inc.	2026 Proxy Statement 19

CORPORATE GOVERNANCE	TABLE OF CONTENTS

The Corporate Governance and Nominating Committee assists the Board in identifying qualified individuals for service as directors of the Company and as Board committee members, evaluates incumbent directors and their prior service on and contributions to the Board before recommending renomination, considers all director candidates’ public company leadership positions and other outside commitments prior to recommending a candidate for appointment or nomination and election to the Board, and recommends all approved candidates to the Board for appointment or nomination to the Company’s stockholders. The Committee selects as candidates for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board’s effectiveness in serving the interests of the Company’s stockholders. The Committee recommended the nomination of eight directors for re-election to the Board at the Annual Meeting.
In addition, the Committee develops and monitors the process for evaluating Board effectiveness, oversees the development and administration of the Company’s corporate governance policies and the Company’s compliance program with respect to the Company’s Code of Ethics and Business Conduct. It also reviews and approves matters pertaining to possible conflicts of interest and related person transactions. See the discussion under “Approval of Related Person Transactions” below. The Committee oversees the Company’s commitment to corporate values and corporate responsibility. To fulfill this mandate, the Committee provides oversight of the Company’s human resources compliance programs, including policies and procedures for monitoring workplace discrimination and harassment. The Committee also is responsible for consideration of, and reporting to the full Board on, governance matters, including the Company’s initiatives on corporate responsibility, sustainability and environmental, social and governance matters, including reporting on such matters.
The responsibilities of the Committee are more fully described in the Committee’s Charter.

CORPORATE GOVERNANCE & NOMINATING COMMITTEE CHAIR

Christopher L. Coleman

CURRENT MEMBERS

Jocelyn C. Mangan Sonya E. Medina

CORPORATE RESPONSIBILITY
At Papa Johns, we believe that people are our most important ingredient, and we are dedicated stewards of the communities we serve and the environment. The Company’s commitment to corporate responsibility begins with our focus and aspirations around People, Pizza and Planet. Within these focus areas, the Company continues to advance on our priority topics. The Corporate Governance and Nominating Committee has oversight of the Company’s corporate responsibility strategy and receives semi-annual updates from management on the Company’s corporate responsibility priorities and accomplishments, which, as appropriate, are communicated to the Board.
We published our first full Corporate Responsibility Report in 2020 (for fiscal year 2019). Our latest Corporate Responsibility Report for fiscal year 2025 was published in March 2026. These reports are available on the Company’s website.
Building a Strong Culture
Papa Johns workforce includes approximately 89,700 corporate and franchise team members around the globe, representing all walks of life. We continue to build a culture that reflects our value of Everyone Belongs and creates a competitive advantage in attracting and retaining talent.
Across our Restaurants, Quality Control Centers, and Restaurant Support Centers, Papa Johns team members are valued for their contributions, treated fairly, encouraged to share their feedback and ideas, provided the tools needed to ensure their safety and total wellness and given ample opportunities to grow in their careers.
We embed policies and practices that ensure fairness and build trust, and encourage behaviors that foster belonging and team member engagement, including our global inclusion resource groups, tuition reimbursement, learning and development opportunities, and our Dough & Degrees fully funded tuition program.

20 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	CORPORATE GOVERNANCE
In 2025, our culture was recognized on Newsweek’s list of America’s Most Responsible Companies for the second consecutive year, Forbes list of America's Best-In-State Employers, and Newsweek's list of World's Most Trustworthy Companies.
Workplace Health, Safety, Security, and Environmental
As part of the Company’s enterprise-wide health, safety, security, and environmental management system, Papa Johns continues to enhance its investments in training, technology and people to protect our customers, team members, and the environment. All team members receive role-based annual safety and security training, while Quality Control Centers and restaurant operations undergo annual risk assessments and periodic corporate-led safety and security reviews.
Over the past year, we further strengthened our culture of safety by expanding the use of data-driven analytics, predictive tools, and risk-based assessments to identify, evaluate, and mitigate operational, safety, and security risks. These enhancements support proactive risk management, informed leadership oversight, and our commitment to continuous improvement and a safe, secure operating environment across the enterprise.
Human Rights
We strive for the highest standards of integrity and human rights in all of our business activities, including our supply chain. Our standard agreements with key suppliers mandate that each product sold to Papa Johns meet good manufacturing practices requirements applicable wherever the product is manufactured, produced, distributed, transported or stored. In addition to these requirements, which include supplier audits, and as part of our ongoing efforts to achieve and improve our standards of high quality and community responsibility throughout our business, we incorporate into our standard supply agreements specific prohibitions against suppliers' use of forced labor or facilitation of slavery and covenants requiring only voluntary employment and compliance with all applicable laws and regulations governing labor practices, including certification, verification and audit procedures, and we strive to ensure Company representatives receive training to support those efforts. Our commitment to human rights is also demonstrated in our Code of Ethics and Business Conduct.
Community
We aim to be a responsible corporate citizen and make our communities better, from investing in future generations and addressing food insecurity to supporting communities impacted by natural disasters. In 2025, the Papa Johns Foundation and our franchise partners awarded a total of $1 million in Building Community Fund grants to local nonprofit organizations driving positive change in areas such as hunger relief and youth development. 2025 marked the fifth anniversary of the Building Community Fund, bringing our total investment over five years to $6.5 million, a testament to our long-term commitment to building stronger communities together.
Environment
Papa Johns is committed to being a good steward of the environment. Our Environmental and Climate Change Statement outlines our priority focus areas of sustainable packaging and materials management, sustainable agriculture, food waste and greenhouse gas (GHG) emissions.
Our pizza boxes are made from 100% fiber-based materials certified by the Sustainable Forestry Initiative and the Programme for the Endorsement of Forest Certification. To reduce single-use packaging, we transport our fresh, original pizza dough from our Quality Control Centers to our restaurants in reusable dough trays. When no longer fit for use, we grind and repurpose the trays, which otherwise would be disposed and sent to a landfill.
We work to reduce food waste within our restaurants through more accurate forecasting methods and also by donating surplus food to community organizations serving people in need. Since 2010, we have donated more than four million meals through our Harvest Program in partnership with the Food Donation Connection, including approximately 293,000 meals in 2025.
Papa Johns currently conducts an annual assessment of our full GHG emissions inventory, which is published in our most recent annual Corporate Responsibility Report. The Scope 1 and 2 emissions reflect 2025 data, while our Scope 3 emissions represent data from 2024. In 2025, we continued to improve data collection processes to refine and improve the quality and completeness of this data.
Efforts to mitigate our environmental footprint are focused on improving efficiencies and reducing energy use across our restaurants, Quality Control Centers and Restaurant Support Centers. These measures include installing LED lighting, outfitting power-saving technology in our pizza ovens and implementing Shore Power Electric technologies for our delivery trucks, which reduce diesel fuel consumption by using electric power to refrigerate trucks during loading.

Papa John’s International, Inc.	2026 Proxy Statement 21

CORPORATE GOVERNANCE	TABLE OF CONTENTS
Political Contributions
Papa Johns does not have a political action committee (PAC) and does not currently use Company funds for direct political contributions. Any political contributions have an approval process, which is outlined in our Code of Ethics and Business Conduct.
COMMUNICATIONS WITH THE BOARD
Stockholders of the Company may communicate with the Board in writing addressed to:
Board of Directors
c/o Corporate Secretary
Papa John’s International, Inc.
P.O. Box 99900
Louisville, Kentucky 40269 - 0900
The Secretary will review each stockholder communication. The Secretary will forward to the entire Board (or to members of a Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by the other stockholders generally.

22 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	CORPORATE GOVERNANCE
Nominations for Directors
Identifying Qualified Candidates
The Corporate Governance and Nominating Committee assists the Board in identifying qualified persons to serve as directors of the Company and as Board committee members. The Committee evaluates all proposed director nominees, evaluates incumbent directors and their prior service on and contributions to the Board before recommending renomination, considers all director candidates' public company leadership positions and other outside commitments prior to recommending a candidate for appointment or nomination and election to the Board, and recommends all approved candidates to the Board for appointment or nomination to the Company’s stockholders. The Committee also reviews any director candidate nominated for election by the Company’s stockholders under applicable law and the Company’s organizational documents, determines compliance with the requirements of such provisions, and makes recommendations to the Board with respect to director candidates properly nominated by stockholders.
The Corporate Governance and Nominating Committee expects qualified candidates will have high personal and professional integrity and ability and will be able to contribute to the Board’s effectiveness in serving the interests of the Company’s stockholders. In accordance with our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee looks at a range of different personal factors in light of the business, customers, suppliers and employees of the Company. The range of factors includes skills and experience, such as prior board service, financial expertise, international experience, industry experience, technology experience and leadership skills, including prior management experience. In addition, the Committee also considers qualifications that include evidence of: independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with the Company’s interests. The Committee considers these criteria in the context of the perceived needs of the Board as a whole as well as the diversity of backgrounds and experience of each candidate. The Board’s collective experience covers a range of experience across different countries and industries. The Corporate Governance and Nominating Committee also considers the length of service of the Company’s Board members, balancing the value of long-standing Board service with the perspective of directors more recently joining the Board.
We limit the number of other public company boards that our directors can serve on to four, including our Board, and also restrict the number of public company board audit committees that our directors can serve on to three, including the Audit Committee of our Board, to mitigate risks of director overcommitment. Each of our directors are in compliance with these limitations.
The charts below illustrate the composition of our directors by age distribution, tenure, and skills:

Age Distribution	Tenure

Papa John’s International, Inc.	2026 Proxy Statement 23

CORPORATE GOVERNANCE	TABLE OF CONTENTS
Board Skills Matrix

	Coleman	Garratt	Gibbs	Koellner	Mangan	Medina	Miller	Penegor	Total

BOARD SKILLS
Accounting/Finance Understanding of complex financial reporting and compliance matters, including accounting principles, financial statements and audit processes.	●	●	●	●	¢	¢	¢	●	8
Consumer Marketing/Brand Building Possess consumer business experience, including scaling brands through strategic enterprise-wide marketing, brand recognition strategies and consumer engagement initiatives.		¢	●		●	●	●	¢	6
Cybersecurity/IT/Digital Experience with oversight of information security, data privacy and cybersecurity programs, including relevant risks, threats and strategies to business and with development and implementation of innovative technologies and digital focused strategies.	¢		●	¢	●			¢	5
Corporate Responsibility/ Governance Experience assessing or overseeing corporate risks related to environmental, social, sustainability and/or governance matters.	●	¢		●	¢	●	●	¢	7
Food & Beverage Industry In-depth understanding of food, beverage, restaurant, sourcing and/or supply chains with insights on evolving industry risks.		●	¢		●		●	●	5
Franchise Development Experience with franchisees, including understanding the franchisor/franchisee relationship, franchising regulations, and development opportunities.		¢			¢		●	¢	4
Human Capital Management Specialized background in managing global labor-intensive operations, including with experience overseeing enterprise-wide talent development and retention programs.	¢		¢	●		●	¢	●	6
International/Global Operations Experience managing risks and operational complexities associated with large-scale, global footprint.	●	●	●	●	¢	¢	¢	¢	8
Strategic Planning Experience leading companies through transformative changes or complex business strategies, including M&A, capital allocation and/or other strategic alternatives evaluations.	●	●	¢	¢	●	●	¢	●	8
PUBLIC COMPANY EXPERIENCE
Public Company Board Current or previous service on a public company board with demonstrated corporate governance expertise.	¢	¢		¢	¢	¢	¢	¢	7
Large Company C-Suite Leadership Previous service as a senior executive, or the equivalent thereof, of a multi-billion dollar public or private company.	¢	¢	¢	¢	¢	¢	¢	¢	8

●	Denotes one of the Director's top four areas of expertise	¢	Denotes experience/skill in this area

24 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	CORPORATE GOVERNANCE
The Corporate Governance and Nominating Committee reports regularly to the full Board on its assessment of the composition and functioning of the Board. The Company has focused on assembling a group of Board members who collectively possess the skills and experience necessary to oversee the business of the Company, structure and oversee implementation of the Company’s strategic plan, and maximize stockholder value in a highly competitive environment.
The Corporate Governance and Nominating Committee will consider candidates for election to the Board recommended by a stockholder in accordance with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and will do so in the same manner as the Committee evaluates any other properly recommended nominee. Any nomination by a stockholder of a person for election to the Board at an annual meeting of stockholders, or a special meeting of stockholders called by the Board for the purpose of electing directors, must be received at the Company’s principal offices not less than 60 days nor more than 90 days prior to the scheduled date of the meeting and must comply with certain other requirements set forth in the Company’s Certificate of Incorporation. However, if less than 70 days’ notice of the date of the annual meeting is given, notice by the stockholder must be received no later than ten days following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which public disclosure of the date of the meeting was made by the Company.
Nominations must be addressed to the Chair of the Corporate Governance and Nominating Committee in care of the Secretary of the Company at the Company’s headquarters address listed below and must be received on a timely basis in order to be considered for the next annual election of directors:
Chair of the Corporate Governance and Nominating Committee
c/o Corporate Secretary
Papa John’s International, Inc.
P.O. Box 99900
Louisville, Kentucky 40269-0900

Papa John’s International, Inc.	2026 Proxy Statement 25

Security Ownership of Certain
Beneficial Owners and Management
The following table sets forth certain information as of March 9, 2026 (except as noted otherwise), with respect to the beneficial ownership of our capital stock by (i) each of the named executive officers identified in the Summary Compensation Table in this Proxy Statement, (ii) each director or nominee for director of the Company, (iii) all directors and current executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the outstanding common stock. As of March 9, 2026, there were [•] shares of common stock outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Common Stock Outstanding

Christopher L. Coleman	48,963		*
John W. Garratt	7,247		*
Stephen L. Gibbs	7,247		*
Laurette T. Koellner	33,519	(3)	*
Jocelyn C. Mangan	15,965		*
Sonya E. Medina	26,602		*
John C. Miller	7,477		*
Caroline Miller Oyler	91,602	(4)	*
Todd A. Penegor	204,532		*
Joseph Sieve	8,919		*
Ravi Thanawala	89,122		*
Kevin Vasconi	43,941		*
All 11 directors and current executive officers as a group	576,217	(5)	[xx%]
*Represents less than one percent of class.

	Common Stock Beneficially Owned

Other 5% Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent Outstanding

BlackRock, Inc.(6) 50 Hudson Yards New York, NY 10001	4,702,444	[14.4]%
The Vanguard Group(7) 100 Vanguard Blvd. Malvern, PA 19355	3,603,639	[11.0]%
EARNEST Partners LLC.(8) 1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	1,947,248	[5.9]%
DePrince, Race & Zollo, Inc.(9) 250 S. Park Avenue, Suite 250 Winter Park, FL 32789	1,657,994	[5.1]%
(1)Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under SEC rules, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which

26 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to their shares and such shares are not subject to any pledge.
(2)Includes the following shares subject to options exercisable within 60 days after March 9, 2026; time - based restricted stock, over which the named persons have sole voting power; and deferred stock units.

Name	Options exercisable within 60 days	Restricted Stock	Director Deferred Stock Units	Name	Options exercisable within 60 days	Restricted Stock	Director Deferred Stock Units

Christopher L. Coleman	7,196	—	21,344	John C. Miller	—	—	7,477
John W. Garratt	—	—	7,247	Caroline Miller Oyler	25,202	30,024	—
Stephen L. Gibbs	—	—	7,247	Todd A. Penegor	—	177,511	—
Laurette T. Koellner	7,196	—	16,198	Ravi Thanawala	—	68,309	—
Jocelyn C. Mangan	—	—	15,965	Kevin Vasconi	—	37,681	—
Sonya E. Medina	7,196	—	16,198
(3)Ms. Koellner also holds units deemed invested in 4,067 shares of common stock through a deferred compensation plan provided by the Company, all of which are distributable in an equivalent number of shares of common stock within 60 days of termination of service on the Board and are included in the shares reported.
(4)Includes 685 shares held in the Company’s 401(k) Plan.
(5)Includes 46,790 shares subject to options exercisable within 60 days, 313,525 shares of unvested restricted stock, and 91,676 director deferred stock units, held by all directors and current executive officers. Holders of director deferred stock units or units deemed invested in common stock under the deferred compensation plan have no voting or investment power over any of the shares represented by these units.
(6)All information regarding BlackRock Inc. and its affiliates is based on a Schedule 13G/A filed with the SEC on July 17, 2025 by BlackRock, Inc. BlackRock reported that it has sole power to vote 4,622,834 shares and sole dispositive power of 4,702,444 shares.
(7)All information regarding The Vanguard Group is based on a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group reported that it has shared power to vote 52,368 shares, sole dispositive power of 3,514,945 shares, and shared dispositive power of 88,694 shares.
(8)All information regarding EARNEST Partners, LLC is based on a Schedule 13G/A filed with the SEC on February 12, 2026. EARNEST Partners, LLC reported that it has sole power to vote 1,435,474 shares, shared power to vote 370,329 shares, and sole dispositive power over 1,947,248 shares.
(9)All information regarding DePrince, Race & Zollo, Inc. is based on a Schedule 13G/A filed with the SEC on January 15, 2026. DePrince, Race & Zollo, Inc. reported that it has sole power to vote 1,448,337 shares and sole dispositive power over 1,657,994 shares.

Papa John’s International, Inc.	2026 Proxy Statement 27

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
This section describes the Company’s philosophy and program for compensating its executive officers as well as the compensation paid to its named executive officers (“NEOs”) for fiscal year 2025.
1. 2025 HIGHLIGHTS
Papa Johns Continues Solid Progress on its Turnaround Plan Despite Industrywide Challenges
There were numerous challenges for Papa Johns in 2025 with weakened consumer demand and intense competitive pressures across the quick-service restaurant (QSR) industry, especially in the pizza category. Despite these headwinds, the Company made significant progress implementing its turnaround plan resulting in improved business results compared to 2024. Total revenues were approximately $2.1 billion, which was flat compared to the prior year, and global system-wide restaurant sales totaled $4.9 billion, representing a 1% increase compared to the prior year. Papa Johns also delivered $201 million in adjusted EBITDA in 2025 (a new performance metric under the Management Incentive Plan “MIP”). North American comparable sales were down approximately 2.5% for the year but improved compared to the prior year’s results of negative 3.8%.
Papa Johns continued to expand its global footprint in 2025 with 279 gross openings in North America and across international markets. Papa Johns international business delivered strong results, particularly in the United Kingdom and in other regions that overperformed expectations for the year. The international business exceeded expectations with comparable sales up 5.0% for the year compared to negative 0.8% in 2024. As a result of the improvements in performance in 2025, the Company achieved a payout under the annual MIP in which all NEOs participate of 105.7% of target.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
Despite the improved business results, market conditions and other factors contributed to the volatility in the Company’s share price. Consistent with Papa Johns pay-for-performance framework, performance-based restricted stock units (“performance-based units”) granted in 2023 under the Company’s Long-Term Incentive Program (“LTIP”) did not meet their vesting conditions, as the Company’s total shareholder return (TSR) over the 2023–2025 performance period ranked in the bottom quartile of its TSR peer group.
2. OUR NEOS
Our NEOs for fiscal year 2025 are:
•Todd Penegor, President and Chief Executive Officer;
•Ravi Thanawala, Chief Financial Officer and President, North America;1
•Kevin Vasconi, Chief Digital and Technology Officer;
•Caroline Miller Oyler, Chief Administrative Officer and Corporate Secretary;2
•Joseph Sieve, Former Chief Restaurant and Global Development Officer;3
1Mr. Thanawala was promoted to his current position on November 17, 2025 (formerly serving as CFO and EVP, International).
2Ms. Oyler was promoted to her current position on June 5, 2025 (formerly serving as Chief Legal and Risk Officer).
3Mr. Sieve departed the Company as of November 17, 2025
3. OUR EXECUTIVE COMPENSATION PROCESS
Peer Group Companies and Benchmarking
Market pay levels and practices, including those of a relevant peer group, are among many factors the Compensation Committee considers in making compensation decisions. The market review is intended to provide an external framework for the range and reasonableness of compensation and to ensure we can provide competitive compensation needed to attract and retain the caliber of leadership critical to our success. The Compensation Committee reviewed market data for all pay elements but does not target NEO compensation with respect to a specific benchmark, such as “median” or “50th percentile.” The Compensation Committee also does not solely rely on market data, but takes into account the performance of each individual NEO and his or her contribution to Company performance. The Compensation Committee reviews the peer group annually in consultation with its independent compensation consultant. For competitive comparisons used to inform 2025 compensation decisions, the peer group included the companies in the following table.

Competitive Peer Group

Bloomin' Brands	Dine Brands Global, Inc.	Shake Shack, Inc.
Brinker International, Inc.	Domino’s Pizza, Inc.	Texas Roadhouse, Inc.
The Cheesecake Factory, Inc.	Jack in the Box Inc.	The Wendy’s Company
Chipotle Mexican Grill, Inc.	Krispy Kreme, Inc.	Wingstop, Inc.
Denny’s Corp.	Restaurant Brands International Inc.
The Committee believes the companies in the peer group share many characteristics with the Company, including a common industry, market capitalization and other financial criteria, and are an appropriate group of comparable companies with which we compete for executive talent. In October 2024, the Committee updated the peer group used to inform 2025 compensation decisions, based upon review and recommendation by its independent consultant. The Committee removed Red Robin from the 2025 peer group In connection with this review due to its contemporaneous decline in market capitalization and stock price.
Role of Compensation Consultants in the Executive Compensation Process
Meridian Compensation Partners (“Meridian”) was retained by the Compensation Committee as its independent compensation consultant for 2025. Meridian reported directly to the Compensation Committee and did not provide any other services to the Company. The Committee sought input from Meridian on compensation trends, appropriate peer group companies and market survey data, and specific compensation decisions as discussed in this Compensation Discussion and Analysis. The Compensation Committee also reviewed and assessed Meridian’s independence pursuant to SEC rules and Nasdaq listing standards and determined that the firm is independent and has no conflicts of interest with the Company.

Papa John’s International, Inc.	2026 Proxy Statement 29

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Role of Management in the Executive Compensation Process
In making certain 2025 compensation decisions related to annual increases, the Compensation Committee received input from the CEO, who reviewed the performance of the NEOs and the other members of the executive leadership team (other than himself), provided recommendations to the Committee on the NEOs’ and other executive leaders’ compensation, and provided perspective on the performance of the executive leadership team (other than himself). The Committee reviews and discusses pay decisions related to the CEO in executive session without the CEO present, and Mr. Penegor was not present when his compensation was being discussed or approved. The Committee’s determination of each NEO’s compensation was based on a qualitative and quantitative review and assessment of many factors, including the individual’s performance, experience, scope of responsibilities, leadership and development, and the importance of each NEO to the successful execution of our strategies.
Stockholder Input/Say-on-Pay Vote
The Company considers input from stockholders, including the results of the annual advisory vote on executive compensation (“say-on-pay proposal”), in determining compensation for our NEOs. At our 2025 Annual Meeting of stockholders, 93.29% of the votes cast on the say-on-pay proposal were in favor. Members of our executive leadership team, including our Chief Executive Officer, Chief Financial Officer, alongside our Chairman of the Board and other directors, proactively engaged with our stockholders on a number of topics, including our strategic priorities, macroeconomic trends, executive compensation, and our corporate responsibility programs throughout 2025. We maintain regular contact with a broad base of investors, including our quarterly earnings calls, individual meetings, industry conferences, and other channels for communication, to understand their perspectives and key priorities. The Committee considers the stockholders’ feedback and the positive support of our executive compensation program as one of many factors used in determining compensation for our NEOs.
4. Compensation Policy Highlights
Consistent with stockholder interests and market best practices, our executive compensation program includes the following sound governance features:
•No executives have an employment agreement other than the CEO.
•No “single trigger” change of control payments.
•No guaranteed bonus or base pay increases, other than sign-on payments and inducements for new executives.
•No repricing or cash buyouts of underwater stock options or granting of discount-priced stock options. We have not issued stock options since 2019.
•Multi-year vesting and performance periods for annual equity grants.
•“Clawback” policy requiring recovery of excess performance-based compensation in the event the Company is required to prepare an accounting restatement in accordance with SEC rules and Nasdaq listing standards.
•Risk mitigation features including robust stock ownership requirements, multiple performance metrics to deter excessive focus on a singular performance goal in the annual MIP or the long-term incentive program, and an annual risk assessment by the Compensation Committee.
•Use of an independent compensation consultant to provide advice in structuring pay packages for executives that reflect the Company’s pay-for-performance philosophy.
•No dividends or dividend equivalent rights paid on unexercised stock options.
•No dividends are paid on unearned performance-based units during the applicable performance period but will be deemed reinvested in additional share units that are only delivered if the performance-based units are earned.
•Do not time the disclosure of material non-public information for the purpose of impacting the value of executive compensation.
•No hedging or pledging of Company stock by executive officers or other employees or directors. See “Hedging and Pledging Policy” above for additional information.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
5. Fiscal 2025 Executive Compensation Overview
In 2025, the Compensation Committee continued its practice of providing to its NEOs the following components of executive compensation:

Pay Component	Description	2025 Actions and Payments

Base Salary	Fixed cash compensation.	There were no salary changes for Mr. Penegor or Mr. Vasconi. Mr. Thanawala and Ms. Oyler also received base salary increases in connection with their respective promotions later in the year.

Annual Cash Incentive Compensation (under MIP)	Provides an annual cash incentive to the NEOs and others within the Company based upon achievement of pre-established annual performance goals related to Adjusted EBITDA, Gross Unit Openings, North America and International Comparable Sales and corporate responsibility initiatives.
Compensation Committee revised the performance metrics in the MIP in 2025.
Based upon the Company’s achievement of the pre-established annual performance goals under the MIP, NEO payouts under the MIP were 105.7% of target. Mr. Thanawala’s target MIP percentage increased to 100% from 75% in connection with his promotion to CFO and President, North America in November 2025, with such increase pro-rated for the year.

Long-term Compensation •Restricted Stock – 50% •Performance-based units – 50%	Time-based Restricted Stock: 3 - Year Ratable Vesting, Performance-based units earned based on the Company’s three-year relative TSR and systemwide sales growth.
Mr. Penegor received a $300k increase to his annual target LTIP equity award for a total award of $5.3 million, vesting over three years. Mr. Vasconi’s target LTIP equity award was increased from $750k to $800k. Mr. Thanawala’s target LTIP equity award was increased from $1.5 million to $1.6 million. In connection with a merit increase and her promotion to Chief Administrative Officer, Ms. Oyler received an increase to her annual target LTIP equity award from $500k to $650k and a one-time restricted stock award in the amount of $100k.

*The table above does not include Joe Sieve, the former Chief Restaurant and Global Development Officer as he was not an NEO at year-end, but his 2025 compensation is detailed further below.

Papa John’s International, Inc.	2026 Proxy Statement 31

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
6. Tying Pay to Performance
The Compensation Committee aligns the majority of NEO compensation to short- and long-term performance objectives. While salary is a fixed element of compensation, increases in salary are not guaranteed, and all other elements of compensation above are tied to Papa Johns overall performance. In 2025, the Committee continued to apply our pay-for-performance philosophy by:
•Setting rigorous, objective performance goals under the annual cash incentive award, the MIP.
•Granting performance-based units under the LTIP that are tied to performance metrics consisting of relative TSR versus the 18 other companies in the S&P 1500 restaurant category and cumulative system-wide sales growth, each measured over a three-year period.
•Granting restricted stock awards that typically vest ratably over three years, tying executive compensation to long-term service and the creation of long-term stockholder value. Award levels are tied to individual performance and individual success in driving results.
•Ensuring that the CEO and NEOs with the greatest potential to impact the Company’s success by achieving the Company’s strategic and performance objectives receive a greater proportion of “at-risk” or variable compensation than other executives.
For 2025, 87% of Mr. Penegor’s compensation at target and 71% of our other current NEOs’ compensation at target (without consideration of sign-on or other one-time awards) was tied to specific performance objectives or our total shareholder return.

MR. PENEGOR VARIABLE COMPENSATION AT TARGET	AVERAGE NEO VARIABLE COMPENSATION AT TARGET

87% Variable	71% Variable

Performance
Based Units
34%
Annual
Incentive
19%
Restricted
Stock
34%

Performance Based Units
24.5%
Restricted Stock
24.5%
Annual Incentive
22%

(1)Average NEO variable compensation does not include compensation paid to former Chief Restaurant and Global Development Officer, Joe Sieve for 2025.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
7. Elements of Fiscal 2025 Executive Compensation
Base Salary
Base salary increases are typically considered annually and upon organizational changes that may occur during the year. No executive officer is guaranteed a salary increase. The analysis for adjustments to base salary compensation entails the consideration all of the factors described under “Our Executive Compensation Process” above. Adjustments to base salary, if any, typically occur during the first quarter of each year. The NEOs' base salaries in 2025 were set or adjusted as follows:

NEO	2024 Base Salary ($)	2025 Base Salary ($)	Rationale

Todd Penegor	1,000,000	1,000,000	No change
Ravi Thanawala	675,000	700,000*	Promotion to CFO and President, North America
Kevin Vasconi	550,000	550,000	No change
Caroline Miller Oyler	525,000	575,000	Promotion to Chief Administrative Officer and Corporate Secretary
Joseph Sieve	525,000	550,000	Market adjustment
*Reflects annualized base salary as of year-end 2025 and does not reflect pro-rated amounts due to mid-year promotions or departures.
•Mr. Thanawala’s base salary was increased from $675,000 to $700,000 in connection with his promotion to CFO and President, North America, on November 17, 2025.
•Ms. Oyler’s base salary was adjusted from $525,000 to $575,000 in connection with her promotion to Chief Administrative Officer on June 5, 2025.
•Mr. Sieve’s base salary was adjusted from $525,000 to $550,000 in order to align more closely with market data on March 31, 2025.
Short-Term Cash Incentive Compensation
In 2025, our short-term cash incentive program known as the MIP was designed to reward achievement of annual performance objectives, with priority placed on Adjusted EBITDA, a new metric for 2025 that replaces the adjusted operating income metric used in previous plans. The Compensation Committee believes that Adjusted EBITDA, a key financial performance measure, better aligns with the criteria used by our investors to evaluate the Company’s performance. As a result, fifty percent (50%) of the MIP’s payout was based on the Adjusted EBITDA metric.
The MIP was also updated in 2025 to include international comparable sales and global gross openings as new metrics, which reflects the growing importance of our international business. Following these changes, fifteen percent (15%) of the MIP’s payout was based on North American comparable sales, ten percent (10%) of the MIP’s payout was based on international comparable sales, and twenty percent (20%) of the MIP’s payout was based on the combined gross openings globally from both North America and the rest of international. The change from the previously used net development metric was introduced in 2025 to reflect that the Company planned to implement strategic closures to optimize certain international markets over 2025 and 2026. The remaining five percent (5%) of the MIP’s payout was based on meeting the Company’s qualitative goals for its corporate responsibility metric.
Each of these metrics operates independently of one another with the exception of the corporate responsibility metric, which, if met, would provide for a payout on that metric at the greater of 100% or the same payout percentage as the Adjusted EBITDA metric. Each of these metrics require achievement of certain minimum pre-established goals to payout, which begins at 50% of target. The maximum potential payout was 200% of each executive’s target. The Company believes the MIP design, along with a cap of 200%, prevents paying excessive awards and is an important element in mitigating the risk of focusing on short-term performance.
For 2025, Adjusted EBITDA results (as defined in the table below) were above the target performance level, resulting in performance of 108%. Our comparable sales metric for North America did not achieve the target but was above threshold while our comparable sales metric for International exceeded the target resulting in exemplary performance for that metric. Our combined gross global openings goal was achieved between threshold and the target performance level resulting in a payout of 93%. Our corporate responsibility goal was achieved at target performance.

Papa John’s International, Inc.	2026 Proxy Statement 33

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS

Metric	Definition	Weighting	Target(1)	Actual Results	Calculated Payout Percentage[2]	Award Percentage

Adjusted EBITDA(1)	Adjusted EBITDA (before stock-based compensation) on a 52-week basis.	50%	$194,700	$201,111	108%	54.17%

North America Comparable Sales	North America (N.A.) system-wide comparable sales (average same-store, year-over-year sales), an industry standard used to measure company growth.	15%	0.0%	-2.5%	79%	11.88%

International Comparable Sales	International system-wide (excluding N.A.) comparable sales (average same-store, year-over-year sales), an industry standard used to measure company growth.	10%	1.6%	5.0%	157%	15.67%

Gross Global Openings	N.A and International, all system-wide store openings	20%	300 units	279 units	93%	18.60%

Corporate Responsibility Metric		5%	Progress against goals	Achieved	108%	5.42%

Actual Payout	Payout %					105.7%
(1)(In thousands) Adjusted EBITDA is a non-GAAP financial measure. See Annex A to this Proxy Statement for a reconciliation of Adjusted EBITDA to the nearest GAAP financial measure.
(2)Amounts are rounded to closest percentage.
Performance targets for each MIP metric were set by the Committee with consideration of stockholder value creation as well as the Company’s financial and operating targets contained in the annual budget and operating plan. The performance targets to achieve target payout were set in conjunction with the 2025 annual budget.
Since 2022, our MIP has also included a qualitative corporate responsibility performance metric to incentivize and measure management’s success in implementing key corporate responsibility priorities, including in such areas as governance, community engagement, culture, and environmental issues. This corporate responsibility metric was weighted at 5% of the target. The Compensation Committee determined that management delivered performance at the target level with respect to the corporate responsibility metric, based upon the achievement of pre-determined goals.
Each NEO’s actual annual incentive award payment is determined by formula based on the Company’s achievement of the pre-established performance targets above that are derived from the Board-approved annual budget and operating plan. By tying the targets to the budget and operating plan, the plan rewards performance, and payments will generally correlate to our operating results in a given year.
In 2025, the target MIP awards (expressed as percentages of base salary and dollar amounts) and the earned MIP awards (expressed as dollar amounts) for each NEO were as follows:

Named Executive Officer[1]	Title	Target Short-Term Incentive Award (% of Base Salary)	Target Short-Term Incentive Award ($)		Actual Short-Term Incentive Award ($)

Todd Penegor	President and Chief Executive Officer	150%	1,500,000		1,585,500
Ravi Thanawala	Chief Financial Officer & President, North America	78%	528,606	*	558,736
Kevin Vasconi	Chief Digital and Technology Officer	75%	412,500		436,013
Caroline Miller Oyler	Chief Administrative Officer and Corporate Secretary	75%	414,952	*	438,604
Joseph Sieve	Former Chief Restaurant and Development Officer	75%	361,350	*	381,947
(1)Table reflects NEOs in position as of year-end on December 28, 2025, unless otherwise noted.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
*Target award based on full year 2025 base salary levels. Actual award based on salary paid in 2025 (i.e. pro-rated for salary changes due to mid-year promotions or departures).
As discussed above, actual 2025 results for all metrics resulted in an MIP payout of 105.7% of target.
Long-Term Incentive Compensation
Our long-term incentive awards for executive officers consists of a mix of time-based restricted stock (weighted 50%) and performance-based units (weighted 50%). The determination of the annual grant values is a function of several factors considered by the Compensation Committee, including market competitiveness, position within the organization, significance of the individual to the Company’s strategy and success, and the level of “total direct compensation” deemed to be market appropriate for the NEO.
In February 2025, our Compensation Committee approved the annual grant of time-based restricted stock and performance-based units to each NEO in accordance with our equity grant practices policy, with the effective date of grant on March 3, 2025, two business days after the release of our fourth- quarter and full-year 2024 earnings.
Time-Based Restricted Stock
We awarded restricted stock in 2025 to provide long-term compensation to our NEOs, helping to build a culture of ownership. We believe restricted stock awards are a strong executive retention tool and align the interests of our executives with the interests of stockholders. The time-based restricted stock awards in 2025 have a three-year graded vesting schedule (i.e., one-third vests per year).
Performance-based Awards Based Measured on Total Shareholder Return and Cumulative System-wide Sales
In 2025, the Compensation Committee awarded performance-based units as part of long-term compensation for executives. The 2025 performance-based units were weighted 50% on performance under the TSR metric and were weighted 50% on performance under a three-year Cumulative System-wide Sales (“SWS”) metric. The Committee introduced the SWS metric in 2024 to reflect our continued focus on growing system-wide sales and revenue over the performance period.
Description of TSR Metric
The TSR metric measures TSR (which is generally the change in the trading price of a share of common stock plus dividends paid) on our common stock relative to the TSR of a group of publicly traded companies deemed comparable by the Compensation Committee (the “TSR Peer Group”) over a three-year performance period starting on the grant date (the “Performance Period”). The Performance Period for the 2025 TSR metric is March 3, 2025, to January 31, 2028.
At the end of the Performance Period, half of the performance-based units will vest at 100% and be converted into shares of our common stock if the TSR of our common stock is equal to the 50th percentile of the TSR of the companies in the TSR Peer Group (“Target TSR Shares”). The actual number of shares that may be earned based on the TSR metric ranges from 0% to 200% of the Target TSR Shares according to the following table:

PZZA Relative TSR vs. TSR Peer Group Companies	Percentage of Target TSR Shares Earned

>= 75th Percentile	200%
50th Percentile	100%
25th Percentile	50%
< 25th Percentile	0%
If our relative TSR is below the 25th percentile of the TSR Peer Group, then no shares will be earned. Payout will be linearly interpolated for performance between the 25th and 50th percentiles, and for performance between the 50th and 75th percentiles.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
The TSR Peer Group
The TSR Peer Group is comprised of 18 companies, each listed below, and includes companies listed in the S&P 1500 Restaurants Sub-Industry GICS code. The TSR Peer Group represents a broader group outside our compensation peer group with which we compete for business and investment capital as well as executive talent:

2025 TSR PEER GROUP

Aramark Inc	Darden Restaurants	Starbucks Corporation
BJ's Restaurants, Inc.	Dine Brands Global, Inc.	Texas Roadhouse, Inc.
Bloomin Brands, Inc.	Domino’s Pizza, Inc.	The Cheesecake Factory, Inc.
Brinker International, Inc.	Jack in the Box Inc.	The Wendy’s Company
Chipotle Mexican Grill, Inc.	McDonald's Corporation	Wingstop Inc.
Cracker Barrel Old Country Store, Inc.	Shake Shack, Inc.	YUM! Brands, Inc.
Description of SWS Metric
At the end of the Performance Period, half of the performance-based units (“Target SWS Shares”) will vest and be converted into shares of our common stock based upon cumulative system-wide sales for the years 2025 - 2027. The actual number of SWS Shares that may be earned ranges from 0% to 200% of the Target SWS Shares according to the following table:

3-Year Cumulative System-wide Sales ($mm)	Percentage of Target SWS Shares Earned

$17,008 and above	200%
$16,751	150%
$16,662	125%
$15,462	100%
$14,689	75%
$13,916	50%
< $13,916	0%
*These targets are not a prediction of how the Company will perform during the years 2025 through 2027 or any other period in the future. The sole purpose of the targets, which were approved by the Compensation Committee at the time the performance-based units were granted, is to establish a method for determining the number of performance-based units that may vest. The Company is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of these targets, and investors are cautioned not to rely on them as a prediction of Papa Johns future performance.
If our three-year cumulative system-wide sales are below $13,916 million, then no shares will be earned. Payout will be linearly interpolated for performance between cumulative system-wide sales of $13,916 million and $17,008 million.
2025 Performance Shares Awarded
As of the beginning of the Performance Period, participants are awarded performance-based units denominated in the number of shares earned if target performance is achieved (“Total Target Shares”). The number of Total Target Shares granted to the NEOs in 2025 were as follows: Mr. Penegor, 50,028 shares; Mr. Thanawala, 15,102 shares; Mr. Vasconi, 7,551 shares; and Ms. Oyler, 5,663 shares (plus an additional pro-rated amount of 265 shares in connection with her appointment as Chief Administrative Officer). Mr. Sieve received 6,843 shares, all of which were forfeited upon his departure from the Company on November 17, 2025.
If an executive is terminated without cause prior to the end of the Performance Period, the executive receives a pro rata payout based upon achievement of the award’s performance element, provided at least 12 months of service have been provided during the Performance Period. No dividends paid by the Company on its common stock during the Performance Period are paid to holders of Target Shares during the Performance Period. Instead, dividends paid during the Performance Period will be deemed reinvested in additional share units on the ex-dividend date and will be delivered only to the extent the underlying performance-based shares are earned. Individuals who are awarded Target Shares are subject to the Company’s clawback provisions as well as certain restrictive covenants that survive following termination.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
2023 Performance-based Units
Performance-based units granted in 2023 paid out at 0% of target as relative TSR over the period of 2023-2025 was below the 25th percentile compared to the performance peers selected for the 2023 grant.
8. Compensation of Chief Executive Officer
In connection with his appointment as President and CEO, the Company entered into an employment agreement with Mr. Penegor on July 31, 2024 (the “Employment Agreement”). The Employment Agreement has a four-year term expiring on June 30, 2028. The Employment Agreement provides (i) for a minimum annual base salary of $1,000,000, (ii) an annual cash incentive opportunity with a target set at 150% of base salary, and (iii) annual equity awards opportunities applicable to the Company’s executive officers. Under his Employment Agreement, his initial annual equity awards granted in fiscal year 2024 under the Company’s long-term incentive program had a target grant-date fair value of at least $5 million (pro-rated to $2.5 million in 2024), made in the same allocation of grant types as awarded to other executive officers of the Company. In February 2025, the Compensation Committee approved an increase to Mr. Penegor’s annual equity award to $5.3 million that was effective with his annual long-term incentive grant on March 3, 2025.
During the term of the Employment Agreement, any base salary increases, and the amount, performance criteria and terms of bonus awards and equity awards are at the discretion of the Compensation Committee of the Board. In addition, Mr. Penegor received a cash transition bonus of $250,000 payable in 2025, based upon the achievement of non-financial performance objectives related to the satisfaction of transition goals and responsibilities established by the Compensation Committee. The Compensation Committee determined that Mr. Penegor satisfied these transition goals and he received this bonus in January 2025. Mr. Penegor also received certain relocation benefits consistent with the Company’s policy for executive officers, plus an additional $150,000 payment to cover relocation and moving expenses. Relocation benefits are “grossed up” to cover applicable taxes per the Company’s standard policy for employees.
9. Compensation of Other NEOs
The Compensation Committee made certain compensation adjustments for promotions and market adjustments.
Promotions and Market Adjustments
In March 2025, Mr. Thanawala received a market adjustment to his annual LTIP equity award to increase it from $1.5 million to $1.6 million. In connection with Mr. Thanawala’s promotion to Chief Financial Officer and President, North America on November 17, 2025, the Committee approved (i) an increase to his base salary from $675,000 to $700,000 and (ii) an increase in his target annual bonus opportunity from 75% to 100% of his base salary, which was prorated for his time in service in 2025.
In March 2025, Ms. Oyler received a market adjustment to her annual LTIP equity award to increase it from $550,000 to $600,000. On June 5, 2025, Ms. Oyler was promoted to Chief Administrative Officer and Corporate Secretary. The Committee approved an increase to her base salary from $525,000 to $575,000 and (ii) an increase to her annual LTIP award from a target grant-date fair value of $600,000 to a target grant-date fair value of $650,000 and a one-time award of restricted stock with a target grant-date fair value of $100,000, subject to her continued service with the Company.
10. Compensation Risk Assessment
On an annual basis, we review and analyze whether our compensation plans, policies, and practices pose material risks. Following this analysis in 2025, the Compensation Committee agreed with management’s assessment that the approved compensation plans do not pose any risks that are reasonably likely to have a material adverse effect on the Company. The Committee believes our compensation plans, policies, and practices are designed to reward performance tied to the achievement of the Company’s short and long-term goals. The metrics used to determine the amount of compensation earned by our NEOs are determined by the Company’s objective performance and reported results and are consistent with the Company’s long-term strategic plan.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
11. Other Compensation Policies and Programs
Practices Regarding the Grant of Equity Awards
All equity awards are granted under a shareholder-approved plan and stock options are granted at an exercise price at the closing market price of the Company’s common stock on the date of the grant. Equity awards, including stock options, are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of option or other equity grant dates. We have not issued stock options since 2019.
Clawback Policy
Under the terms of the Company’s 2018 Omnibus Incentive Plan (the “Omnibus Plan”), the MIP and other agreements, the NEOs’ incentive compensation is subject to “clawback” if the Company is required to prepare an accounting restatement due to the material noncompliance by the Company, as a result of misconduct by the NEO, with any financial reporting requirement under the federal securities laws. In such circumstances, the NEO will be required to reimburse the Company for the amount of any award earned or accrued during the period of 12 months following the first public issuance or filing of the financial document that contained information affected by such material noncompliance. In addition, if the Company is required to prepare an accounting restatement, grantees under the Omnibus Plan will be required to forfeit any awards based on the achievement of pre-established performance goals to the extent the restatement indicates the performance goals were not achieved.
On December 1, 2023, the Company also adopted an executive compensation clawback policy that complies with the SEC’s and Nasdaq’s requirements for executive compensation recovery. Pursuant to the clawback policy, Company must recover incentive-based compensation (generally consisting of the annual MIP and performance-based units) from executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period).
The clawback policy requires the Company to recover reasonably promptly the amount of incentive compensation received by executive officers that exceeds the incentive compensation that would have been received taking into account the accounting restatement, regardless of whether the restatement is due to any fault or misconduct on the part of the officer.
Deferred Compensation and Retirement Benefits
The Company maintains retirement and savings benefits for its executives and other employees. The NEOs were eligible to participate in the Company’s 401(k) Plan. The Company also maintained in 2025 a Nonqualified Deferred Compensation Plan (the “NQDCP”) for the NEOs and other employees who are Director-level or above. The NQDCP provides eligible participants an opportunity to defer all or part of their base salary and/or bonus compensation to a future date.
Under the NQDCP, participants are able to choose from various investment crediting options consistent with those offered under the Company’s 401(k) Plan. There are currently 27 investment crediting options available under the NQDCP, including Company stock, which may be used to determine the rate of return to be credited on participant deferrals.
Allowances and Other Benefits
The NEOs are also eligible for disability and life insurance benefits under the plans available to salaried Company employees. The Company may also contract for the use of private aircraft to allow NEOs to travel for business purposes, particularly for reasons of safety and security and efficient use of travel time, subject to approval by the President and Chief Executive Officer.
In addition, the Company made available to the NEOs and certain executives an executive health screening assessment through Emory Healthcare paid for by the Company. The cost of this service was approximately $4,000.
Severance and Change of Control Benefits
The Compensation Committee believes that providing severance benefits to NEOs upon certain termination events or upon qualifying terminations following a change of control of the Company supports the following goals: (i) recruiting and retaining qualified executives; (ii) clarifying terms of employment and reducing the risk of employment disputes; and (iii) ensuring that post-employment obligations are met. The change of control benefits are structured to protect the interests of stockholders by including a “double-trigger” mechanism that results in a severance payout only when a change of control is consummated and the executive is terminated by the Company without cause or by the executive for good reason within 24 months following the change of control.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
Severance Pay Plan
The Company has in place a Severance Pay Plan, as amended, that covers the severance benefits payable to the Company’s employees (including the NEOs) in connection with a qualifying termination (other than the Chief Executive Officer, whose severance benefits are set forth in his employment agreement with the Company). Under the Severance Pay Plan the NEOs and employees with the title of SVP and above who are members of the Company’s Executive Leadership Team will receive a severance benefit in the event of termination without cause equivalent to 12 months of base salary, a pro-rata portion of MIP bonus based on period of service, 12 months of COBRA coverage continuation benefits, and six months of outplacement services.
Change of Control Severance Plan
Under the Company’s Amended and Restated Change of Control Severance Plan, as amended (the “Change of Control Severance Plan”), the Company will pay certain severance benefits to the NEOs and other key executives in connection with a qualifying termination following a change of control of the Company (other than the Chief Executive Officer, whose change-of-control severance benefits are set forth in his employment agreement with the Company).
Please see the “Change of Control and Termination Payments” section for a summary of the severance benefits payable to the NEOs under the applicable plans in the event of a change of control.
12. Continued Focus on our Long-Term Success
Stock ownership by our executive officers is a key component of our executive compensation philosophy. We believe that executive ownership of our stock demonstrates to investors that our executives have a significant stake in the Company and its future and mitigates risks associated with equity compensation programs.
The ownership guidelines for our current NEOs are:

Executive Officer	Ownership Guideline as a Multiple of Base Salary (x)

Chief Executive Officer	5.0x
All other Executive Officers	3.0x
NEOs have five years after becoming subject to the ownership requirement to achieve the ownership level. Our NEOs are subject to an additional equity holding requirement that applies when ownership requirements have not been met, in which case all equity acquired upon vesting of awards, net of taxes, must be held until the executive achieves the applicable ownership level.
Ownership levels at any particular time are calculated based on the purchase price of shares owned or the actual price on the measurement date, whichever is higher. Sources of ownership for measurement purposes include:
•stock personally or otherwise beneficially owned directly or indirectly;
•stock equivalent units held in our nonqualified deferred compensation plan;
•stock held in a 401(k) account or other qualified retirement account, such as an IRA; and
•unvested restricted stock (excluding performance-based units).
The Compensation Committee reviews the stock ownership guidelines on an annual basis. As of December 28, 2025, all current NEOs were in compliance with the equity holding requirement of the guidelines and have met or are on track to meet the ownership requirements within the time period required by the guidelines (based on the date the executive officer became subject to the ownership requirement).

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
13. Tax and Accounting Policies
The deductibility of compensation expense under Code Section 162(m) of the Internal Revenue Code has not been a material consideration for our Compensation Committee based on the levels and types of compensation we pay. Code Section 162(m) generally limits the U.S. federal income tax deduction for compensation paid to our NEOs to $1,000,000 per covered employee. The Committee will continue to consider tax implications in making compensation decisions and, when believed to be in the best long-term interests of our stockholders, may provide compensation that is not fully deductible.
We expense the cost of employee stock-based compensation in accordance with the fair value method contained in the Financial Accounting Standards Board Accounting Standards Codification “Compensation — Stock Compensation” (which we refer to as the ASC Stock Compensation Topic). We recorded stock-based compensation expense of $15.0 million in 2025, $9.6 million in 2024, and $17.9 million in 2023. As a result, the expense related to equity compensation has been and will continue to be a material consideration in our overall compensation program design.
Compensation Committee Report
The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2025, and in this Proxy Statement.
COMPENSATION COMMITTEE
John W. Garratt, Chair
Jocelyn C. Mangan
Sonya E. Medina
John C. Miller

IMPORTANT NOTICE

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

40 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The table below summarizes the total compensation paid or earned by the NEOs for each of the last three fiscal years during which the officer was a named executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)

Todd A. Penegor President and Chief Executive Officer	2025	1,000,000	250,000	5,300,026	—	1,585,500	—	307,427	8,442,953
	2024	415,385	—	3,750,034	—	418,085	—	233,226	4,816,730
Ravi Thanawala Chief Financial Officer & President, North America	2025	677,885	—	1,599,984	—	558,736	—	14,000	2,850,605
	2024	691,962	412,500	2,330,945	—	452,826	—	13,938	3,902,171
	2023	265,385	412,500	2,250,067	—	96,860	—	96,513	3,121,325
Kevin Vasconi Chief Digital & Technology Officer	2025	550,000	—	799,992	—	436,013	—	14,000	1,800,005
	2024	169,231	50,000	974,991	—	85,165	—	846	1,280,233
Caroline Miller Oyler Chief Administrative Officer, Corporate Secretary	2025	553,270	—	729,956	—	438,604	—	14,000	1,735,830
	2024	518,077	—	1,197,703	—	260,722	—	13,800	1,990,302
	2023	492,404	—	499,968	—	179,718	—	13,312	1,185,402
Joseph Sieve Former Chief Restaurant & Global Development Officer	2025	482,404	—	725,006	—	381,947	—	14,000	1,603,357
	2024	496,443	—	1,069,005	—	249,835	—	13,800	1,829,083
	2023	427,789	—	381,041	—	156,415	—	13,200	978,445
(1)Amounts in this column for 2025 represent for Mr. Penegor, a transition bonus paid under his employment agreement upon achievement of certain non-financial performance objectives established by the Compensation Committee.
(2)Amounts in this column reflect the aggregate grant date fair value for each respective fiscal year related to both time-based restricted stock and performance-based units granted in 2025, 2024, and 2023. Fair values were computed under the applicable Accounting Standards Codification (ASC) Stock Compensation topic. For additional information on the assumptions used in the calculation of these amounts, please see Footnote 19 to the Company’s audited financial statements for the fiscal year ended December 28, 2025, Footnote 20 to the Company’s audited financial statements for the fiscal year ended December 29, 2024, and Footnote 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s respective Annual Reports on Form 10-K. See the "Grants of Plan-Based Awards Table" for more information about the equity awards granted to our NEOs in 2025. For 2025, the grant-date values of the annual grant of the performance-based units, based on the maximum outcome of the performance conditions are as follows: $5,299,966 for Mr. Penegor, $1,599,906 for Mr. Thanawala, $799,953 for Mr. Vasconi, $599,938 for Ms. Oyler, and $724,947 for Mr. Sieve. The grant-date value of the promotion grant of performance-based units for Ms. Oyler, based on the maximum outcome of the performance conditions, is $29,930.
(3)The Company has not awarded stock option awards as compensation since 2019.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
(4)Amounts in this column reflect payments earned by each NEO pursuant to our Management Incentive Plan, or MIP, based on applicable corporate performance metrics.
(5)Amounts in this column for 2025 are set out in the table below:

Name	Company Matching Contributions to 401k Plan ($)	Lump Sum Relocation ($)	Gross-up Payment ($)	Severance Payment ($)

Todd A. Penegor	14,000	205,958	87,138	—
Ravi Thanawala	14,000	—	—	—
Kevin Vasconi	14,000	—	—	—
Caroline Miller Oyler	14,000	—	—	—
Joseph Sieve	14,000	—	—	90,495

42 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
GRANTS OF PLAN-BASED AWARDS
The following table presents information with respect to the grants of plan-based awards made by the Company to each of the NEOs during the fiscal year ended December 28, 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Name	Grant Date	Date of Compensation Committee Meeting at Which Grant Was Approved	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		Grant Date Fair Value of Stock and Option Awards ($)(4)

Todd A. Penegor		—	750,000	1,500,000	3,000,000	—	—	—	—		—
Annual grant of performance-based units	3/3/2025	2/19/2025	—	—	—	25,014	50,028	100,056	—		2,649,983
Annual grant of time-based restricted stock	3/3/2025	2/19/2025	—	—	—	—	—	—	59,458	(i)	2,650,043
Ravi Thanawala		—	264,303	528,606	1,057,212	—	—	—	—		—
Annual grant of performance-based units	3/3/2025	2/19/2025	—	—	—	7,551	15,102	30,204	—		799,953
Annual grant of time-based restricted stock	3/3/2025	2/19/2025	—	—	—	—	—	—	17,950	(i)	800,032
Kevin Vasconi		—	206,250	412,500	825,000	—	—	—	—		—
Annual grant of performance-based units	3/3/2025	2/19/2025	—	—	—	3,776	7,551	15,102	—		399,976
Annual grant of time-based restricted stock	3/3/2025	2/19/2025	—	—	—	—	—	—	8,975	(i)	400,016
Caroline Miller Oyler		—	207,476	414,952	829,904	—	—	—	—		—
Annual grant of performance-based units	3/3/2025	2/19/2025	—	—	—	2,832	5,663	11,326	—		299,969
Promotion grant of performance-based units	6/5/2025	5/30/2025	—	—	—	133	265	530	—		14,965
Annual grant of time-based restricted stock	3/3/2025	2/19/2025	—	—	—	—	—	—	6,731	(i)	300,001
Promotion grant of time-based restricted stock	6/5/2025	5/30/2025	—	—	—	—	—	—	316	(ii)	15,013
Retention grant of time-based restricted stock	6/5/2025	5/30/2025	—	—	—	—	—	—	2,105	(ii)	100,009
Joseph Sieve		—	180,675	361,350	722,699	—	—	—	—		—
Annual grant of performance-based units	3/3/2025	2/19/2025	—	—	—	3,422	6,843	13,686	—		362,474
Annual grant of time-based restricted stock	3/3/2025	2/19/2025	—	—	—	—	—	—	8,134	(i)	362,532
(1)Amounts in these columns represent plan awards pursuant to our annual MIP, for the fiscal year ended December 28, 2025. For the actual amounts paid to the NEOs pursuant to the MIP during 2025, see the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)Amounts in this column represent grants of performance-based units. The 2025 performance-based units vesting date is March 3, 2028, subject to relative performance based on the S&P 1500 Restaurant Peer Group and internal Global Systemwide Sales goals. The 2025 performance-based units have a maximum payout of 200%.
(3)Amounts in this column represent grants of time-based restricted stock. At the time the Company pays dividends to holders of its common stock, recipients of time - based restricted stock also receive dividends on the unvested and outstanding shares. The 2025 restricted stock grant vesting dates are indicated as follows:
(i)one-third on each of March 3, 2026, 2027 and 2028; and
(ii)one-third on each of June 5, 2026, 2027 and 2028.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
(4)Amounts in this column represent the full grant date fair value of each time-based restricted stock award and performance-based unit, as under the ASC Stock Compensation topic. Full grant date fair value and vesting details are as follows:

Equity Type	Grant Date	Full Grant Date Fair Value per Share ($)	Vesting

Time-Based Restricted Stock	3/3/2025	44.57	3-year graded
	6/5/2025	47.51	3-year graded
Performance-based Units	3/3/2025	52.97	3-year cliff
	6/5/2025	56.47	3-year cliff
(5)For additional information on the assumptions used in the calculation of these amounts, please see Footnote 19 to the Company’s audited financial statements for the fiscal year ended December 28, 2025, included in the Company’s Annual Report on Form 10-K.

44 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information with respect to the outstanding equity awards at 2025 fiscal year-end for the NEOs.

	Option Awards				Stock Awards

	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(3)[4]		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Name	Exercisable (#)	Unexercisable (#)

Todd A. Penegor	—	—	—	—	59,458	(i)	2,336,699	—		—
	—	—	—	—	18,842	(ii)	740,491	—		—
	—	—	—	—	18,842	(ii)	740,491	—		—
	—	—	—	—	—		—	100,056	(ix)	3,932,201
	—	—	—	—	—		—	23,891	(x)	938,916
Ravi Thanawala	—	—	—	—	17,950	(i)	705,435	—		—
	—	—	—	—	844	(iii)	33,169	—		—
	—	—	—	—	6,032	(iv)	237,058	—		—
	—	—	—	—	5,140	(v)	202,002	—		—
	—	—	—	—	796	(vi)	31,283	—		—
	—	—	—	—	6,964	(vi)	273,685	—		—
	—	—	—	—	—		—	30,204	(ix)	1,187,017
	—	—	—	—	—		—	1,069	(x)	42,012
	—	—	—	—	—		—	11,882	(xi)	466,967
	—	—	—	—	—		—	6,512	(x)	255,922
	—	—	—	—	—		—	3,371	(vi)	132,480
Kevin Vasconi	—	—	—	—	8,975	(i)	352,718	—		—
	—	—	—	—	1,582	(iii)	62,173	—		—
	—	—	—	—	10,547	(iii)	414,497	—		—
	—	—	—	—	—		—	15,102	(ix)	593,509
	—	—	—	—	—		—	2,005	(x)	78,797
Caroline Miller Oyler	8,091	—	43.71	2/28/2029	—		—	—		—
	1,618	—	55.40	11/8/2028	—		—	—		—
	1,028	—	56.69	5/10/2028	—		—	—		—
	9,560	—	60.04	3/1/2028	—		—	—		—
	4,905	—	78.77	2/23/2027	—		—	—		—
	6,920	—	59.03	2/25/2026	—		—	—		—
	—	—	—	—	316	(vii)	12,419	—		—
	—	—	—	—	2,105	(vii)	82,727	—		—
	—	—	—	—	6,731	(i)	264,528	—		—
	—	—	—	—	2,262	(iv)	88,897	—		—
	—	—	—	—	2,570	(v)	101,001	—		—
	—	—	—	—	797	(viii)	31,322	—		—
	—	—	—	—	—		—	530	(ix)	20,829
	—	—	—	—	—		—	11,326	(ix)	445,112
	—	—	—	—	—		—	8,318	(xi)	326,897
	—	—	—	—	—		—	3,256	(x)	127,961
	—	—	—	—	—		—	3,374	(viii)	132,598
Joseph Sieve	—	—	—	—	—		—	208	(x)	8,174
	—	—	—	—	—		—	2,042	(x)	80,251
	—	—	—	—	—		—	413	(x)	16,231
	—	—	—	—	—		—	2,270	(viii)	89,211
(1)The vesting schedule is as follows:
(i)one-third of the shares on each of March 3, 2026, 2027 and 2028;

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
(ii)one-half of the shares on each of July 31, 2026 and 2027;
(iii)one-half of the shares on each of September 9, 2026 and 2027;
(iv)all shares on March 25, 2026;
(v)one-half of the shares on each of March 4, 2026 and 2027;
(vi)all shares on August 7, 2026;
(vii)one-third of the shares on each of June 5, 2026, 2027 and 2028;
(viii)all shares on February 27, 2026;
(ix)all shares on March 3, 2028;
(x)all shares on March 4, 2027; and
(xi)all shares on July 17, 2028.
(2)Value determined by multiplying the number of shares or units by the closing price of our common stock at 2025 fiscal year-end, $39.30 and includes the value of outstanding dividend equivalents, if any were earned on the award.
(3)In 2023, 2024 and 2025 we granted performance-based units to each of our then-named executive officers. The performance-based units vest subject to achievement of performance targets measured at the end of the three-year period ending January 31, 2026 for the 2023 grant, January 31, 2027 for the 2024 grant, and January 31, 2028 for the 2025 grant. The 2023 and 2024 performance-based units were tracking above threshold as of December 28, 2025 and as such are reported at the target level using the closing price of our common stock as of 2025 fiscal year-end (December 28, 2025). The 2025 performance-based units were tracking above target as of December 28, 2025 and as such are reported at the maximum level using the closing price of our common stock as of 2025 fiscal year-end (December 28, 2025). Due to the contingent and uncertain nature of the ultimate performance of the Company for the 2023, 2024, and 2025 performance-based units over the three-year performance period ending at January 31, 2026, January 31, 2027, and January 31, 2028, respectively, the ultimate value of the 2023, 2024, and 2025 performance-based units at the end of the performance period is not determinable at this time and the amounts presented in this Proxy Statement for the performance-based units are estimates based on the assumptions noted. In addition, on July 17, 2024, we granted one-time retention performance-based units to Mr. Thanawala and Ms. Oyler that are eligible to become earned based on achievement of three significant stock price appreciation hurdles over a three-year performance period ending July 17, 2027, with vesting conditioned upon continued service through July 17, 2028. As of December 28, 2025, none of the stock price appreciation hurdles have been achieved, and therefore the amounts presented for these awards is based on the achievement of the lowest stock price appreciation hurdle (i.e. 30%) in accordance with SEC rules.
(4)The number of unvested outstanding performance shares presented for Joseph Sieve are prorated based on his service during the performance period pursuant to the terms of the applicable award agreements. Any final payout and vesting is subject to the achievement of the performance targets at the end of the performance period.

46 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
OPTION EXERCISES AND STOCK VESTED
The following table sets forth information with respect to stock options exercised and stock vesting by the NEOs during the 2025 fiscal year.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Todd A. Penegor	—	—	18,840	799,004
Ravi Thanawala	—	—	10,751	481,809
Kevin Vasconi	—	—	6,064	295,681
Caroline Miller Oyler	—	—	2,613	121,372
Joseph Sieve	—	—	9,147	376,045
(1)Value determined by multiplying the number of vested shares by the closing price of our common stock on the vesting date.
NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(1)

Todd A. Penegor	—	—	—	—	—
Ravi Thanawala	—	—	—	—	—
Kevin Vasconi	—	—	—	—	—
Caroline Miller Oyler	32,533	—	177,737	—	1,354,618
Joseph Sieve	—	—	—	—	—
(1)Amounts in this column, other than earnings on deferred compensation, have all been previously disclosed in Summary Compensation Tables in our prior proxy statements (to the extent the NEO was a named executive officer in prior proxy statements).
Eligibility for participation in the nonqualified deferred compensation plan is limited to a select group of management being Director-level or above, including our NEOs.
Participants can defer up to 100% of their base salary and up to 100% of their short-term incentive award payments into the nonqualified deferred compensation plan each plan year. For benchmarking purposes, the plan provides that participant accounts are deemed to be invested in one or more mutual funds or our common stock. Participants may direct the investment of their accounts among the options made available under the plan, and can change their investment options (except our common stock) on any business day. Elections of deferral amounts may be changed once per calendar year, generally in December, and such changes are effective for compensation earned in the following year. We pay certain administrative costs of the plan.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
CHANGE IN CONTROL AND TERMINATION PAYMENTS
The following table and notes describe the potential payments that each NEO would receive under various scenarios upon termination of employment or a change in control of the Company, calculated as if the separation event occurred on December 28, 2025. The actual amounts to be paid can only be determined at the time of the actual event.

Name	Change in Control ($)(1)(2)(3)(4)	Involuntary (Not for Cause) Termination ($)(1)(4)(5)	Retirement ($)	Death/Disability ($)(2)(4)

Todd A. Penegor
Cash Severance	5,000,000	3,750,000	—	—
Stock Options	—	—	—	—
Restricted Stock(6)	3,817,681	3,817,681	—	3,817,681
Performance-based Units(7)	4,871,117	694,798	—	4,871,117
Totals:	13,688,798	8,262,479	—	8,688,798
Ravi Thanawala
Cash Severance	2,100,000	700,000	—	—
Stock Options	—	—	—	—
Restricted Stock(6)	1,482,632	—	—	1,482,632
Performance-based Units(7)(8)	2,084,398	583,449	—	2,084,398
Totals:	5,667,030	1,283,449	—	3,567,030
Kevin Vasconi
Cash Severance	1,443,750	550,000	—	—
Stock Options	—	—	—	—
Restricted Stock(6)	829,387	—	—	829,387
Performance-based Units(7)(8)	672,306	58,309	—	672,306
Totals:	2,945,443	608,309	—	1,501,693
Caroline Miller Oyler
Cash Severance	1,509,375	575,000	—	—
Stock Options	—	—	—	—
Restricted Stock(6)	485,748	—	—	485,748
Performance-based Units(7)(8)	1,053,397	364,323	—	1,053,397
Totals:	3,048,520	939,323	—	1,539,145
(1)Under Mr. Penegor’s Employment Agreement, upon termination without cause or resignation for good reason (each as defined in the Employment Agreement), not in connection with a change in control, Mr. Penegor would be entitled to receive the following benefits:
•if such termination or resignation occurs on or prior to July 31, 2026, severance equal to one and one-half (1.5) times the sum of his base salary and target annual bonus payable in equal installments for 18 months;
•pro-rated portion of his annual incentive opportunity for the fiscal year in which the termination or resignation occurs, subject to the achievement of of applicable performance measures, and paid at the same time as bonuses are paid to other executives generally;
•reimbursement of his cost of COBRA medical and dental benefits for 18 months;
•outplacement assistance, at a cost to the Company not to exceed $12,000, for a period of 12 months; and
•accelerated vesting of his sign-on equity award.
Upon termination without cause or resignation for good reason in the 24 months after a change in control of the Company (a “double-trigger” event), Mr. Penegor would be entitled to the benefits described above, except that his severance would be equal to, two times his base salary and target annual bonus. If such termination or resignation occurs after July 31, 2026, he would receive the same benefits, except that his severance would be equal to three times his base salary and target annual bonus. The Employment Agreement provides for the reduction of change-in-control payments to the maximum amount that could be paid to him without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code if a reduction would provide him with a greater after-tax benefit than if payments were not reduced.
(2)Under the Company’s Amended and Restated Change of Control Severance Plan, as amended (the “Change of Control Severance Plan”), upon the occurrence of any of certain termination events following a change of control of the Company (a “double-trigger” event), certain executive officers of the Company, including the NEOs, would be entitled to receive cash severance payments and accelerated vesting of time-based equity awards. Mr. Penegor does not participate in the Change of Control Severance Plan pursuant to the terms of his Employment Agreement.
Under the Change of Control Severance Plan, the NEOs except for Mr. Penegor would be entitled to receive cash severance payments as “Tier 2 Participants” (which participants are designated by the Board or the Compensation Committee, and generally comprise the members of the Company’s Executive Leadership Team, excepting the Chief Executive Officer). These payments are equivalent to (i) eighteen months of base salary; (ii) the annual bonus amount the officer would earn under any quarterly or annual non-equity incentive-based compensation plan then in effect, calculated at the achievement of target performance (the “Target Bonus

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Amount”), multiplied by 1.5; (iii) a pro rata portion of any quarterly or annual bonus payout under any non-equity incentive-based compensation plan then in effect, calculated as the greater of (1) the Target Bonus Amount, (2) the projected performance that would have been achieved as of the change-of-control if the qualifying termination occurs in the year of the change-of-control, or (3) the actual performance for the year of the qualifying termination; (iv) 18 months of COBRA coverage; and (v) six months’ outplacement services. Such payments in connection with a change-of-control termination event will be paid solely in lieu of, and not in addition to, any other severance payments or benefits payable under any offer letter, employment agreement, severance plan or arrangement, or other program. The pro rata amounts earned by the NEOs under the MIP in 2025 are not included in the table above since those amounts were fully earned as of December 28, 2025 and thus are not considered to be accelerated upon termination as of such date. The MIP payments for 2025 are disclosed in “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. The Change of Control Severance Plan has an indefinite term subject to termination by the Compensation Committee upon 18 months written notice.
Generally, pursuant to the plans and agreements, a change of control means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company. The amounts shown in this column as cash severance are estimates of the “double trigger” cash severance payments that would be payable to the executive assuming that a termination of employment occurred (in which the executive would be entitled to such payments) following consummation of the change of control.
Mr. Sieve was not a member of the ELT on December 28, 2025, so is not included in the table. Mr. Sieve received severance benefits in connection with his departure from the Company consistent with a termination without "cause" under the Company's Severance Plan as further detailed below.
(3)Under the terms of our Omnibus Plan upon a change of control in which awards are not assumed by the successor entity, all shares of restricted stock and options will become fully vested. The amounts shown in this column assume that the awards are not assumed in the transaction and therefore are accelerated pursuant to the provisions of the Omnibus Plan and the applicable award agreement. The Omnibus Plan and Amended Change of Control Severance Plan contain additional provisions in the event of a qualifying termination following a transaction in which awards are assumed by the successor entity.
(4)Assumed stock values were calculated at $39.30 per share, the closing price of our common stock at 2025 fiscal year-end.
(5)Upon the termination of an NEO without “cause,” the Company’s Severance Pay Plan, as amended (the “Severance Plan”), provides that the benefits payable to NEOs include 12 months base salary, pro rata portions of any annual incentive award payouts based upon service during the year employment terminates, 12 months of COBRA continuation benefits, and six months of outplacement services. Mr. Penegor does not participate in the Severance Plan pursuant to the terms of his Employment Agreement. Termination for cause under both Mr. Penegor’s Employment Agreement and the Severance Plan is generally defined as gross negligence or willful misconduct in connection with the performance of duties, conviction of a criminal offense that is, or may be expected to be, harmful to the Company, material breach of employment or non-competition agreement, acts or omissions involving willful or intentional malfeasance or misconduct injurious to the Company or its reputation, or commission of any act of fraud or embezzlement against the Company. The pro rata amounts earned by the NEOs under the MIP in 2025 are not included in the table above since those amounts were fully earned as of December 28, 2025 and thus are not considered to be accelerated upon termination as of such date. The MIP payments for 2025 are disclosed in “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
(6)Under the Omnibus Plan, if an NEO’s employment is terminated for any reason other than death or disability (excepting the “double-trigger” Change of Control scenario discussed above) prior to the expiration of the restriction period applicable to shares of restricted stock, the shares will be immediately forfeited and returned to us. In the event of death or disability prior to the expiration of the restriction period, any restrictions or other conditions, including vesting requirements, will immediately lapse. Under Mr. Penegor’s employment agreement, his time-based restricted stock awards would vest upon a termination without cause or resignation for good reason based on the proportion of the vesting period served as of the termination date.The table is intended to reflect projected potential payouts under Mr. Penegor's Employment Agreement and our equity plans, not other types of payouts or benefits available generally on a nondiscriminatory basis to all salaried employees.
(7)Under the terms of our plans, for performance-based units, the amounts in the Change in Control and Death and Disability columns for 2023 performance-based units is based on the actual performance results of 0%. The amounts in the Change in Control and for Death and Disability columns for 2024 performance-based units is based on the estimated performance results at target as of December 28, 2025. The amounts in the Change in Control and for Death and Disability columns for 2025 performance-based units is based on the estimated performance results at maximum as of December 28, 2025. For 2025 performance-based units, no amounts are included under involuntary (not for cause) termination because no pro rata payout is applicable for these awards less than 12 months from the grant date. Due to the contingent and uncertain nature of the ultimate performance of the Company over the three-year performance periods, the ultimate value of the 2024 and 2025 awards at the end of the applicable performance periods is not determinable at this time and the amounts presented in this Proxy Statement are estimates based on the assumptions noted.
(8)None of the stock price appreciation hurdles applicable to the 2024 one-time performance based retention awards had been achieved as of December 28, 2025. Under the terms of the awards, if none of the stock price appreciation hurdles have been achieved, 20% of the shares subject to the awards will be earned upon either (i) a termination without cause within 18 months of the grant date, or (ii) a change of control within the first three years of the grant date in which the awards are not assumed by the successor entity, and accordingly the amounts shown here reflect achievement of 20% of the shares subject to the retention awards.
(9)If an NEO is terminated for cause (as defined under our Omnibus Plan), then all outstanding options under the Omnibus Plan, whether or not exercisable, will terminate immediately. If the NEO is terminated for any reason other than for cause, death, disability or retirement, to the extent then-outstanding options are exercisable and subject to the provisions of the relevant option agreement, the options may be exercised by the officer or his or her personal representative within 90 days after the date of termination. In the event of an NEO’s death or disability while employed by the Company, all then-outstanding options become fully vested and immediately exercisable and may be exercised at any time within one year after the date of death or determination of disability. All outstanding options held by NEOs as of December 28, 2025 were underwater as of such date, and therefore no amounts are reported in the table.

Papa John’s International, Inc.	2026 Proxy Statement 49

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Separation of Joe Sieve
Mr. Sieve separated from the Company on November 17, 2025. In accordance with the Company’s Severance Plan and subject to compliance with the terms of the standard release signed by Mr. Sieve, he received (or is entitled to receive) the following severance payments: (1) cash severance payments of $550,000, representing an amount equivalent to twelve months’ base salary, which are paid in periodic installments in accordance with the Company’s regular payroll practices; (2) a prorated annual incentive award under the MIP for 2025, based upon actual performance, which was paid in the amount of $381,947; (3) a cash payment of $20,000 and his accrued vacation; and (4) executive outplacement services. Mr. Sieve will also be eligible to receive a pro rata portion of his 2024 performance-based units based on actual performance at the end of the Performance Period.
PAY VERSUS PERFORMANCE DISCLOSURE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The SEC-defined “Compensation Actually Paid” data set forth in the table below does not reflect amounts actually realized by our NEOs.

	Summary Compensation Table Total for PEO 1 ($)(1)	Compensation Actually Paid to PEO 1 ($)(1)(2)(3)	Summary Compensation Table Total for PEO 2 ($)(1)	Compensation Actually paid to PEO 2 ($)(1)(2)(3)	Summary Compensation Table for PEO 3 ($)(1)	Compensation Actually Paid to PEO 3 ($)(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)
Year

2025	—	—	—	—	8,442,953	7,330,363	1,997,484	1,688,243
2024	369,231	(4,133,579)	3,902,171	1,704,625	4,816,729	3,646,263	1,909,692	985,959
2023	6,780,126	3,238,710	—	—	—	—	1,532,046	909,952
2022	5,635,061	(1,661,259)	—	—	—	—	1,252,937	327,652
2021	7,239,979	14,304,977	—	—	—	—	1,790,153	2,875,770

	Value of Initial Fixed $100 Investment Based On: (4)

Year	TSR ($)	Peer Group TSR ($)	Net Income ($MM)	Adjusted EBITDA ($MM)(5)

2025	51.02	94.71	32.1	201.1
2024	49.08	103.11	84.2	227.3
2023	91.47	104.49	82.8	239.4
2022	98.50	99.95	69.3	227.9
2021	152.99	112.67	125.0	246.7
(1)For 2025, our PEO was Todd Penegor (PEO 3). For 2024, our PEOs consisted of Robert M. Lynch (PEO 1), Ravi Thanawala, who served as interim CEO for a portion of 2024 (PEO 2), and Todd A. Penegor (PEO 3). Robert M. Lynch was our PEO for each earlier year presented. The Non-PEO NEOs for whom the average compensation is presented in this table are: for 2025, Ravi Thanawala, Joseph Sieve, Caroline Miller Oyler and Kevin Vasconi; for 2024, Joseph Sieve and Caroline Miller Oyler; for 2023, Ravi Thanawala, Amanda M. Clark, Caroline Miller Oyler, Christopher K. Collins and Ann B. Gugino; for 2022, Ann B. Gugino, C. Max Wetzel, Caroline Miller Oyler, and Amanda M. Clark; and for 2021, Ann B. Gugino, C. Max Wetzel, Marvin Boakye, Caroline Miller Oyler, and James A. Norberg.
(2)The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K. These amounts reflect the Summary Compensation Table total for each year, with certain adjustments as described in Footnote 3 below.

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(3)Compensation Actually Paid reflects the exclusions and inclusions for Mr. Penegor (PEO 3) and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year row are the totals from the Stock Awards column set forth in the Summary Compensation Table.

	PEO 3: Penegor	Non-PEO NEOs*
Prior FYE	12/29/2024	12/29/2024
Current FYE	12/28/2025	12/28/2025
Fiscal Year	2025	2025

SCT Total	8,442,953	1,997,484
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(5,300,026)	(963,735)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	3,900,001	578,168
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	215,467	66,685
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied during Fiscal Year	71,969	110,720
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	(101,079)
Compensation Actually Paid	7,330,363	1,688,243
*Amounts in this column reflect the average values for the non-PEO NEOs.
For the equity values included in the above tables, the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.
(4)The Peer Group TSR set forth in this table utilizes the group of U.S. companies listed on Nasdaq with standard industry classification codes of: Eating and Drinking (SIC 5800-5899) (the “Peer Group TSR”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 28, 2025. The comparison assumes $100 was invested for the period starting December 27, 2020, through the end of the listed year, in the Company and the Peer Group TSR, respectively. All dollar values assume reinvestment of the pre-tax value of dividends paid by companies, where applicable. Historical stock performance is not necessarily indicative of future stock performance.
(5)The table reflects Adjusted EBITDA for 2025 and all prior years. While Adjusted Operating Income was used in 2024 and Post-MIP Operating Income for years 2023, 2022, and 2021, as disclosed in previous proxy statements, the Compensation Committee believes that Adjusted EBITDA better links compensation actually paid and company performance this year, as discussed in the Compensation Discussion & Analysis section of this proxy statement. Adjusted EBITDA is a non-GAAP financial measure. See Annex A to this Proxy Statement for a reconciliation of Adjusted EBITDA to our results as reported under GAAP. We may determine a different financial performance measure to be the most important financial performance measure in future years.

Papa John’s International, Inc.	2026 Proxy Statement 51

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”) and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the cumulative TSR for the NASDAQ Stocks – Eating and Drinking Index over the same period.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

52 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA during the five most recently completed fiscal years.

Tabular List of Most Important Financial and Non-Financial Performance Measures
The following table presents the financial and non-financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for fiscal 2025 to Company performance. The measures in this table are not ranked. Descriptions of these measures, and the manner in which these measures determine the amounts of incentive compensation paid to our NEOs is described above in the “Compensation Discussion and Analysis” section of this Proxy Statement.

•Adjusted EBITDA •North America Comparable Sales •International Comparable Sales •Relative Shareholder Return •Cumulative System-wide Sales •Global Gross Openings

Papa John’s International, Inc.	2026 Proxy Statement 53

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
CEO Pay Ratio
As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our median compensated employee and the annual total compensation of Mr. Penegor, our President and Chief Executive Officer.
For the fiscal year ending December 28, 2025, our last completed fiscal year:
•The annualized total compensation of the median compensation of all full-time, part-time, seasonal, and temporary employees of the Company (other than our CEO) was $9,947.
•The annual total compensation of our CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $8,442,953.
As a result, for fiscal 2025, the ratio of the annual total compensation of Mr. Penegor, our CEO, to the annual total compensation of the median compensation of all employees was 849 to 1. Neither the Compensation Committee nor management of the Company uses the pay ratio measure in making compensation decisions.
To identify the median employee as of December 28, 2025, we used total cash compensation paid in 2025 as reported to the Internal Revenue Service on Form W-2, which includes base salary for salaried employees, base hourly compensation and overtime for hourly permanent employees, and any cash incentive compensation. We included all full-time and part-time employees and annualized the employees’ base salary or base wages to reflect their compensation for 2025. We believe the use of base wages or base salary for all employees is a consistently applied compensation measure.
Based on total cash compensation, our median employee was identified as an hourly Company-owned restaurant team member who worked for approximately eleven months during 2025.
As of our fiscal year-end, our U.S workforce used for determining the pay ratio was estimated to be 20,605 employees. As permitted by the de minimis exception under applicable SEC rules, we excluded all of our non-United States based employees, as they represented less than five percent of our total workforce. The excluded employees are located in the following countries: Canada (18 employees), China (two employees), South Korea (one employee) and United Kingdom (282 employees). In total, we excluded 303 international employees or approximately 1.4% of our total workforce from the identification of the median employee as permitted by SEC rules.
We believe our pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on our employment and payroll records and the methodology described above. The SEC rules governing pay ratio disclosure allow companies to apply numerous different methodologies, exclusions and reasonable assumptions, adjustments and estimates that reflect their compensation practices. For that reason, the pay ratio reported above should not be used as a basis for comparison between companies, as other companies may have different employment and compensation practices and may use various methodologies, exclusions, assumptions, adjustments and estimates in calculating their own pay ratios.
Director Compensation
We pay four primary components of compensation to our non-management directors: an annual cash retainer, committee retainer, committee chair retainer, and equity awards. Board members may from time to time receive fees for service on ad hoc committees. In April 2025, the Compensation Committee undertook an analysis of the Company’s compensation program for non-management directors, and with the advice of the Committee’s independent compensation consultant, Meridian, the Compensation Committee recommended to the Board a $10,000 increase to the Board Chair retainer. No other changes were made to the director compensation program from the prior year.
Director equity awards consist of deferred stock units that vest one year from grant, with pro rata vesting if the director departs the Board prior to the vesting date. The deferred stock units earn dividend equivalent rights on a reinvestment basis that will pay out in shares of our common stock, along with the full award, at the end of service on the Board.
Within five years of their election to the Board, all non-management directors are required to hold five times the current annual cash retainer for board service of $80,000, or $400,000, in our common stock, and all have attained the required ownership level or are in compliance with the phased-in ownership requirement of the policy.

54 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Members of Company management who also serve as members of the Board of Directors are not eligible for compensation for their service in their capacity as director. The following table sets forth the types and amounts of compensation paid to our non-management directors:

Retainer ($)

Annual retainer for service on the Board	80,000
Additional annual retainers:
for independent Board chair	65,000
for Audit Committee chair	25,000
for Compensation Committee chair	15,000
for Corporate Governance and Nominating Committee chair	15,000
for Audit Committee members	20,000
for Compensation Committee members	12,000
for Corporate Governance and Nominating Committee members	12,000

Annual Equity Grant:(1)

Equity Grant Value ($)

Independent Board Chair	220,000
Standard	135,000
(1)The 2025 annual equity grants, awarded in deferred stock units, have a one-year vesting term, with pro rata vesting if the director departs the Board prior to the vesting date. Awards will be settled in stock at the end of service on the Board. The equity grant award level is determined annually by the Board of Directors on the recommendation of the Compensation Committee. The equity grant value was established for one year of service commencing at the director’s election at the Annual Meeting.
Non-management directors also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with their Board or committee service, including director education.
The following table sets forth the compensation paid to directors during 2025:

Name	Fees Earned or Paid in Cash ($)	Deferred Stock Unit Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)

Christopher L. Coleman	169,500	220,028	—	389,528
John W. Garratt	125,050	135,013	—	260,063
Stephen L. Gibbs	100,000	135,013	—	235,013
Laurette T. Koellner	125,000	135,013	—	260,013
Jocelyn C. Mangan	104,000	135,013	—	239,013
Sonya E. Medina	104,000	135,013	—	239,013
John C. Miller	92,000	135,013	—	227,013
Anthony M. Sanfilippo[2]	16,197	—	—	16,197
(1)The full grant date fair value of the 2025 deferred stock unit awards to non-management directors was $41.05 per share, determined as of the grant date of May 12, 2025. All fair values were computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 19 to the Company’s audited financial statements for the fiscal year ended December 28, 2025, included in the Company’s Annual Report on Form 10-K.
(2)Anthony M. Sanfilippo resigned from the Board effective February 18, 2025. His cash retainer was prorated for time served and no equity award was issued to him for 2025.

Papa John’s International, Inc.	2026 Proxy Statement 55

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
The following chart sets forth unvested deferred stock units held by each director in the table below as of December 28, 2025.

Name	Number of Unvested Deferred Stock Units (#)

Christopher L. Coleman	5,524
John W. Garratt	3,389
Stephen L. Gibbs	3,389
Laurette T. Koellner	3,389
Jocelyn C. Mangan	3,389
Sonya E. Medina	3,389
John C. Miller	3,389
Anthony M. Sanfilippo	—
Prior to 2019, the Company awarded its directors stock options. All fair values were computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 19 to the Company’s audited financial statements for the fiscal year ended December 28, 2025, included in the Company’s Annual Report on Form 10-K. The following chart sets forth vested option awards held by each director in the table below as of December 28, 2025. There are no unvested option awards.

Name	Number of Vested Options (#)

Christopher L. Coleman	11,632
John W. Garratt	—
Stephen L. Gibbs	—
Laurette T. Koellner	11,632
Jocelyn C. Mangan	—
Sonya E. Medina	11,632
John C. Miller	—
Anthony M. Sanfilippo	—
In addition, a nonqualified deferred compensation plan is available to all of our directors. Directors can elect to defer their annual retainer and meeting fees (up to 100%) into a deferred compensation plan that offers deemed investments in certain mutual funds or our common stock, as is the case for our executives and other eligible employees. We do not contribute to director accounts in the deferred compensation plan, but we do pay certain administrative costs of the plan.

56 2026 Proxy Statement	Papa John’s International, Inc.

Certain Relationships
AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee, comprised entirely of independent, non-management directors, is responsible for establishing and administering the Company’s policies involving the compensation of its executive officers. No current or former employee of the Company serves on the Compensation Committee. The committee members have no interlocking relationships as defined by the SEC.
APPROVAL OF RELATED PERSON TRANSACTIONS
Under our written Related Person Transaction Policies and Procedures, the Corporate Governance and Nominating Committee will review the material facts of all transactions with related persons (as defined in Item 404 of Regulation S-K) that require the committee’s approval and either approve or disapprove of entering into the transaction. Approval by the committee is generally required in advance for such transactions; however, if such advance approval is not feasible, then the transaction will be considered and, if the Corporate Governance and Nominating Committee determines it to be appropriate, ratified at its next regularly scheduled meeting or, if not ratified, appropriate action taken as determined by the committee.
In determining whether to approve or ratify such a transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The policy sets forth certain categories of transactions that have standing approval, which include transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. In addition, the Board has delegated to the Chair of the Corporate Governance and Nominating Committee the authority to pre - approve or ratify (as applicable) a transaction with a related party in which the aggregate amount involved is expected to be less than $500,000 computed in accordance with Item 404 of Regulation S-K.
Many transactions that constitute related person transactions are ongoing and some arrangements predate any relationship between the director or officer and the Company. When a transaction is ongoing, any amendments or changes are reviewed for reasonableness and fairness to the Company.
Procedures for Identifying Possible Related Person Transactions
On an annual basis, each director, nominee for director and executive officer completes a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. The Company then compiles a list of all such persons and entities, including all subsidiaries of the entities identified. When the list of persons and entities has been compiled, it is distributed within the Company to identify any potential transactions.
All ongoing transactions, along with payment and receipt information, are compiled for each person and entity. Any related person transaction identified through this process is presented to the Corporate Governance and Nominating Committee in order to obtain approval or ratification of the transactions and for review in connection with its recommendations to the Board on the independence determinations of a director or director nominee.
Transactions with Related Persons
The Company did not have any transactions with related persons during 2025.

Papa John’s International, Inc.	2026 Proxy Statement 57

Audit Committee Report
The Audit Committee represents and assists the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its consolidated subsidiaries. The Audit Committee has the sole authority and responsibility to select, appoint, compensate, evaluate and, if necessary, replace the Company’s independent registered public accounting firm. The Audit Committee also oversees the performance of the internal audit function and the Company’s compliance program with respect to legal and regulatory requirements and risk management. Each member of the Audit Committee is independent as determined by the Board of Directors, based upon applicable laws and regulations and Nasdaq listing standards.
In fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered public accounting firm all annual and quarterly consolidated financial statements (including any required management certifications), and the Company’s quarterly earnings announcements, prior to issuance. Management has the primary responsibility for preparing the consolidated financial statements and complying with the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with United States generally accepted accounting principles and for providing their judgments as to the quality, not just the acceptability, of the Company’s accounting principles.
During 2025, among other matters, the Audit Committee:
•reviewed the quality and integrity of the Company’s consolidated financial statements;
•reviewed with management and the independent registered public accounting firm the Company’s critical accounting policies, significant changes in the selection or application of accounting principles, the effect of regulatory and accounting initiatives on the Company’s consolidated financial statements, and critical audit matters addressed during the audit;
•discussed with management and the independent registered public accounting firm the effectiveness of the Company’s internal controls over financial reporting;
•reviewed the performance of the Company’s internal audit function including the scope and overall plans for internal audit;
•oversaw the compliance program with respect to legal and regulatory requirements;
•oversaw the Company’s Enterprise Risk Management program, reporting on such matters to the full Board of Directors, discussing risk areas with management and monitoring management’s responsibility to identify, assess, manage, and mitigate risks; and
•assessed the performance of EY, utilizing an internal survey that considers the quality of services provided, technical expertise, fees, independence, and knowledge of the Company's operations and industry.
As a result of its evaluation, the Audit Committee concluded that the selection of EY as the independent registered public accounting firm for fiscal year 2026 is in the best interest of the Company and its stockholders.
During 2025, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with United States generally accepted accounting principles, and reviewed significant accounting and disclosure matters with the Audit Committee. The Audit Committee discussed with EY the matters required to be discussed by the applicable standards of the Public Company Accounting Standards Board (“PCAOB”) and the SEC. The Audit Committee also discussed with EY matters relating to their independence from management and the Company, including the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee is responsible for approving the services provided by the independent auditor and the associated fees. The Audit Committee concluded that EY is independent from management and the Company and that all audit and non-audit services were pre-approved.

58 2026 Proxy Statement	Papa John’s International, Inc.

AUDIT COMMITTEE REPORT	TABLE OF CONTENTS
The Audit Committee discussed with EY and the Company’s internal audit management the overall scope and plans for its audits. The Audit Committee met with EY and the Company’s internal audit management to discuss the results of their examinations and their evaluations of the Company’s internal controls over financial reporting. The Audit Committee also met in separate executive sessions periodically with EY, the Senior Director of Internal Audit or the Interim Head of Internal Audit, the Chief Financial Officer and other members of management as needed. In reliance upon the reviews and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the Company’s audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 28, 2025.
AUDIT COMMITTEE
Laurette T. Koellner, Chair
John W. Garratt
Stephen L. Gibbs

IMPORTANT NOTICE

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Papa John’s International, Inc.	2026 Proxy Statement 59

Item 2
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

BOARD RECOMMENDATION

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS INDEPENDENT AUDITORS OF THE COMPANY.

The Audit Committee of the Board of Directors has reappointed EY as the Company’s independent registered public accounting firm, to audit the Company's consolidated financial statements for the fiscal year ending December 27, 2026, and the effectiveness of the Company's internal control over financial reporting at December 27, 2026. EY has audited the Company’s consolidated financial statements since 2019 and previously from 1990 through 2017.
AUDIT AND NON-AUDIT FEES
Fees paid to EY for the 2025 and 2024 fiscal years, respectively, in each of the following categories, were approximately as follows:

	Fiscal Year Ended December 28, 2025 ($)	Fiscal Year Ended December 29, 2024 ($)

Audit Fees	2,584,000	2,400,000
Audit-Related Fees	160,000	157,000
Tax Fees	220,000	414,000
All Other Fees	—	—
Total	2,964,000	2,971,000
Audit fees included fees associated with the annual audit of the consolidated financial statements and internal control over financial reporting, the reviews of our quarterly consolidated financial statements, audit services normally provided in connection with other debt or regulatory filings and information technology system implementations, and the statutory audits of certain subsidiaries. Audit-related fees included due diligence related to evaluation of acquisitions or dispositions. Tax fees included tax compliance and tax advisory services.
All audit and non-audit services provided by EY are and were pre-approved by the Audit Committee. In addition, the Audit Committee is responsible for audit fee negotiations with EY. EY has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. Representatives of EY will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.
POLICY ON PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES
All audit and non-audit services for 2025 and 2024 were pre-approved by the Audit Committee, which concluded that the provision of those services by EY was compatible with the maintenance of the auditors’ independence. The Audit Committee has adopted a policy that requires pre-approval of all services by the independent auditors. The Audit Committee reviews and pre-approves all audit and permissible non-audit services and reviews the annual audit plan and financial plan for audit fees. The Audit Committee annually pre-approves estimated fees for audit services. The policy also authorizes the Chair of the Audit Committee to pre-approve non-audit services in certain circumstances.
Although stockholder ratification is not required, the appointment of EY is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders’ opinions that the Audit Committee will take into consideration in future deliberations. If EY’s selection is not ratified at the Annual Meeting, the Audit Committee will reconsider whether to retain EY. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and its stockholders.

60 2026 Proxy Statement	Papa John’s International, Inc.

Item 3
ADVISORY APPROVAL OF THE COMPANY’S
EXECUTIVE COMPENSATION

BOARD RECOMMENDATION

THE BOARD RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our stockholders an opportunity to indicate whether they support the compensation paid to our named executive officers as described in this Proxy Statement. This advisory vote, commonly referred to as “say-on-pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.
As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders. For example:
•The Company utilizes a compensation structure that ties pay for performance and aligns the interests of our executives with those of our stockholders.
•The Company’s compensation program reflects an appropriate pay mix that utilizes multiple performance metrics and rewards achievement of both short-term and long-term operational and financial goals, while designed to mitigate risks.
•A significant portion of the compensation of our named executive officers is variable or “at risk.”
•Our executive officers must achieve and maintain a designated level of ownership in the Company’s stock.
Consistent with our pay for performance philosophy, a significant portion of NEO compensation is tied to Company performance. See “Tying Pay to Performance” for more information on our “pay for performance” philosophy and our sound compensation governance practices.
At the 2025 Annual Meeting, 93.3% of the total votes cast voted in favor of our say-on-pay proposal. We have adopted a policy of holding our say-on-pay vote annually as a good corporate governance practice. We are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement. Unless the Board modifies its policy on the frequency of future say-on-pay votes, the next say-on-pay advisory vote will be at the 2027 Annual Meeting.
Accordingly, the Board recommends that stockholders vote in favor of the following resolution:
“Resolved, that the stockholders approve the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”
Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board highly values the views of our stockholders and will continue to take into account the outcome of the vote when considering future executive compensation decisions.

Papa John’s International, Inc.	2026 Proxy Statement 61

Item 4
PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION
TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

BOARD RECOMMENDATION

THE BOARD RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

The Board has approved and declared advisable, and recommends that our stockholders approve, amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to eliminate certain supermajority voting provisions.
Our Charter currently requires supermajority voting requirements in three circumstances: (1) to amend most provisions of the Charter (whether proposed by stockholders or the Board); (2) for stockholders to amend our Amended and Restated By-Laws (“By-Laws”); and (3) to engage in certain Business Combinations (as defined in the Charter) with a Related Person (as defined in the Charter). In each case, the Charter requires the affirmative vote of the holders of at least 75% of the voting power of all shares entitled to vote generally in the election of directors (and, in the case of clause (3) above, excluding the shares held by a Related Person) for approval.
The Board, with the assistance of the Corporate Governance and Nominating Committee, regularly reviews our corporate governance practices to ensure that such practices, including the provisions in our Charter, remain in the best interests of the Company and its stockholders. At our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), the Board took a neutral position on a non-binding shareholder proposal requesting that the Board take steps to eliminate the supermajority voting requirements in our governing documents. The Board did so in order to obtain the viewpoints of our stockholders on this matter through the voting outcome on the proposal. The shareholder proposal received the support of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter at the 2025 Annual Meeting.
The Board and Corporate Governance and Nominating Committee believe in maintaining stockholder confidence through demonstrating responsiveness to stockholder feedback and our commitment to strong corporate governance. In recognition of stockholder approval of the proposal at the 2025 Annual Meeting and stockholder feedback from engagement sessions regarding the Company’s corporate governance, and upon careful consideration of the advantages and disadvantages of maintaining the supermajority voting provisions in our Charter, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Charter to eliminate the supermajority voting provisions above. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board adopted a resolution on February 16, 2026 approving and declaring advisable an amendment to the Charter to eliminate the supermajority voting provisions (the “Supermajority Elimination Amendment”).
The Supermajority Elimination Amendment, if approved and adopted by stockholders and following the filing of a certificate of amendment setting forth the Supermajority Elimination Amendment with the Secretary of State of Delaware, will amend the provisions in Article TENTH, Sections B and D of Article FOURTEENTH, and Article EIGHTEENTH of the Charter to replace the references to 75% of the of the voting power of all shares entitled to vote generally in the election of directors to instead refer to majority voting standards as follows:
•stockholder approval to amend the By-Laws will require a vote of a majority of the shares present in person or by proxy and entitled to vote on the matter, which is the default standard in our By-Laws for approval of most items at stockholder meetings, other than the election of directors or unless the question is one upon which by express provision of statute, law or regulation applies;

62 2026 Proxy Statement	Papa John’s International, Inc.

•stockholder approval of certain Business Combinations with Related Persons will require the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter, excluding the shares held by a Related Person (in addition to any vote required by applicable law to approve the transaction); and
•stockholder approval to amend the Charter (whether proposed by stockholders or the Board) will require the majority of the voting power of all shares of the Corporation entitled to vote thereon, which is the minimum voting standard for Charter amendments under Delaware law.
The Board recommends that stockholders approve the Supermajority Elimination Amendment.
An affirmative vote of the holders of at least 75% of the voting power of the shares outstanding and entitled to vote generally in the election of directors as of the Record Date is required to adopt this proposal. If approved, this proposal would become effective upon the filing of a certificate of amendment setting forth the Supermajority Elimination Amendment with the Secretary of State of Delaware, which we intend to do if, and promptly after, the required stockholder approval is obtained.
The description in this proposal of the Supermajority Elimination Amendment is qualified in its entirety by reference to the text of the Supermajority Elimination Amendment, which is attached to this Proxy Statement as Annex B.

Papa John’s International, Inc.	2026 Proxy Statement 63

Item 5
MANAGEMENT PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO REDUCE SPECIAL MEETING OWNERSHIP THRESHOLD TO 25%

BOARD RECOMMENDATION

THE BOARD RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

The Board has approved and declared advisable, and recommends that our stockholders approve and adopt, an amendment to the Charter to reduce the ownership threshold required for one or more stockholders to call a special meeting of stockholders from 60% of the outstanding shares entitled to vote at the special meeting to 25% of the shares entitled to vote at a special meeting, and to provide that (i) such stockholders must submit a written request to the secretary of the Company, and the secretary of the Company shall call the special meeting of stockholders upon such valid request, and (ii) such rights are subject to additional requirements as set forth in the By-Laws. (the “Charter Special Meeting Threshold Amendment”). Under the current provisions of the Charter, holders of not less than 60% of the shares entitled to vote at a special meeting have the right to call such meetings.
Subject to stockholder approval of the Charter Special Meeting Threshold Amendment, the Board has approved a corresponding amendment to the By-Laws to reduce the special meeting threshold to 25% and to impose certain informational and procedural requirements relating to the right to call a special meeting.
As noted above in Item 4, the Board, with the assistance of the Corporate Governance and Nominating Committee, regularly reviews our corporate governance practices to ensure that such practices, including the provisions in the Charter, remain in the best interests of the Company and its stockholders.
The Board recognizes that some stockholders view the ability to call special stockholder meetings as a good corporate governance practice that enhances the stockholder franchise. The Board considers special meetings to be appropriate in extraordinary circumstances when supported by a significant number of stockholders. Special meetings, however, have the potential to be disruptive to our business operations, to be distracting for management, and to cause us to incur substantial and/or unnecessary expense. Moreover, special meetings should not be a mechanism misused by a small number of stockholders to advance private agendas and interests that our broader stockholder base may not share or that may disadvantage our broader stockholder base.
The Board, in consultation with the Corporate Governance and Nominating Committee, weighed these competing considerations and determined that the proposed 25% ownership threshold strikes the appropriate balance between enhancing stockholder rights and protecting stockholder interests. In addition, we believe that the proposed ownership threshold is consistent with market practice and in line with the expectations set forth in the proxy voting guidelines of our largest stockholders.
As described below in Item 6, a stockholder has notified us that it intends to submit a matter for stockholder consideration at the Annual Meeting that also relates to a stockholder’s ability to call a special meeting (the “Shareholder Proposal”). Although the Charter Special Meeting Threshold Amendment and the Shareholder Proposal relate to the same subject matter, they differ as set forth below.

64 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	MANAGEMENT PROPOSAL TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
1.This proposal is binding on us, which means that if stockholders approve the Charter Special Meeting Threshold Amendment, we will amend the Charter as described above. In contrast, the Shareholder Proposal is not binding; it only asks (but does not require) that the Board lower the stock ownership threshold for stockholders to call a special meeting. Although not binding, if our stockholders approve the Shareholder Proposal, the Board would consider the results of the stockholder vote and further engage with our stockholders on the topic, as it does with respect to all corporate governance matters stockholders have identified as important.
2.The Charter Special Meeting Threshold Amendment provides for a stock-ownership threshold of one or more stockholders owning at least 25% of the shares entitled to vote at a special meeting have the right to call such meetings. In contrast, the Shareholder Proposal requests a 15% threshold. We believe that our higher threshold is in line with market standards for public companies of comparable size and protects our broader stockholder base from small groups of stockholders that may abuse the special meeting process for their gain or in a manner disruptive to management or the business operations of the Company.
3.The related By-Law amendment that the Board has approved contingent upon stockholder approval of the Charter Special Meeting Threshold Amendment, which is set forth in Annex C, includes certain informational and procedural requirements that the Board believes are in the Company’s and its stockholders’ best interests in order to prevent misuse of the special meeting process. The Shareholder Proposal does not specify any such informational or procedural protections.
An affirmative vote of the holders of at least 75% of the voting power of the shares outstanding and entitled to vote generally in the election of directors as of the Record Date is required to adopt this proposal. If approved, this proposal would become effective upon the filing of a certificate of amendment setting forth the Charter Special Meeting Threshold Amendment with the Secretary of State of Delaware, which we intend to do if, and promptly, after the required stockholder approval is obtained.
In addition, the By-Law amendment, which is set forth in Annex C, has been approved by the Board but will only become effective if the Charter Special Meeting Threshold Amendment is approved. The By-Law amendment would provide for a corresponding provision providing that one or more stockholders owning at least 25% of the shares entitled to vote at a special meeting have the right to call such meetings pursuant thereunder, and also specifies procedures and informational requirements surrounding the right of stockholders to request a special meeting of stockholders. The By-Law amendment also includes certain provisions limiting stockholders’ ability to call a special meeting:
•during the period commencing 90 days prior to the first anniversary of the preceding annual meeting and ending on the date of the next annual meeting;
•if an identical or substantially similar proposal was considered at an annual or special meeting held within 90 days of the Company’s receipt of a special meeting request; and
•if an identical or substantially similar proposal, other than with respect to the election or removal of directors, was presented at an annual or special meeting held within 12 months of the Company’s receipt of a special meeting request.
The Board believes that the Special Meeting Threshold Amendment is in our and our stockholders’ best interests to avoid abuse of the special meeting process. This contingent amendment to the By-Laws does not require separate stockholder action.
As noted above, we are also submitting proposals to amend our Charter to eliminate supermajority voting requirements. Approval of this proposal is not contingent on approval or disapproval of the Supermajority Elimination Amendment proposal.
The description in this proposal of the Charter Special Meeting Threshold Amendment to reduce the special meeting ownership threshold for stockholders in our Charter and the related contingent By-Law amendment is qualified in its entirety by reference to the text of the Charter Special Meeting Threshold Amendment and the related contingent By-Law amendment, which is attached to this Proxy Statement as Annex C.

Papa John’s International, Inc.	2026 Proxy Statement 65

Item 6
STOCKHOLDER PROPOSAL REGARDING SPECIAL MEETING THRESHOLD
We have been advised that The Accountability Board (“TAB”), beneficial owner of at least $2,000 in market value of our common stock, intends to propose the following stockholder proposal at the Annual Meeting.

RESOLVED: Shareholders ask the Board to take the steps necessary to amend the governing documents, to give the power to call a special meeting to shareholders with an aggregate of 15% or more of shares entitled to vote at the meeting.
DEAR FELLOW SHAREHOLDERS:
A meaningful right for shareholders to call special meetings is essential for their ability to effectively engage management and is a widely supported aspect of good corporate governance.
Indeed, the Council of Institutional Investors says "[s]hareowners should have the right to call special meetings," Glass Lewis says it "strongly supports" this right, and ISS has reported that shareholders' "inability to call a special meeting and the resulting insulation of management could adversely affect corporate performance and shareholder returns."
Major institutional investors support it too. For instance, BlackRock says, "shareholders should have the opportunity to raise issues of substantial importance without having to wait for management to schedule a meeting" and accordingly, "should have the right to call a special meeting."
Papa John's does technically provide this right - but requires a 60% threshold for shareholders to exercise it, which is unreasonably prohibitive.
While the need to call special shareholder meetings is rare, the ability of shareholders to do so without unreasonable barriers provides a critical accountability tool. Because they can involve substantial resources though, a rational threshold of shareholders should be required to exercise the right. Just as too high a threshold prevents fair access to the right, a sound gatekeeping threshold guards against a small number abusing it for their own interests rather than for those shared by the majority of shareholders.
In this case, we believe a 15% ownership threshold would be appropriate and provide shareholders a meaningful right while mitigating the risk of corporate resources being wasted to serve narrow interests of a few minority shareholders.
Indeed, such a threshold is widely supported.
BlackRock supports "a minimum of 15%" threshold. Vanguard supports establishing this right, "as long as the ownership threshold is not below 10%." ISS supports proposals to establish this right, and says its preference is a 10% threshold. And Glass Lewis generally favors a 10-15% threshold.
Based on the foregoing, we believe support for this request is in the best interest of our company and its shareholders and that adoption of the proposal is warranted. Thank you.

BOARD RECOMMENDATION

The Board of Directors unanimously recommends a vote “AGAINST” the proposal.

66 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	STOCKHOLDER PROPOSAL REGARDING SPECIAL MEETING THRESHOLD
The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:
The Board has considered this proposal carefully and does not believe that the proposal is in the best interests of the Company or its stockholders.
The Board remains committed to maintaining strong corporate governance practices and protecting stockholder rights. The Board understands that many of our stockholders view the right to call a special meeting as an important measure to enhance the stockholder franchise. Therefore, although the Company’s current corporate governance features already permit stockholders to act during and outside of the annual meeting cycle, the Board intends to further enhance the Company’s special meeting rights by seeking stockholder approval at this Annual Meeting of a proposal to lower the Company’s current special meeting threshold. The Board recommends you vote instead for the Charter Special Meeting Threshold Amendment in Item 5 described above, which would lower the ownership threshold required for one or more stockholders to call a special meeting of stockholders from 60% of the outstanding shares entitled to vote at the special meeting to 25% of the shares entitled to vote at a special meeting.
The Board carefully evaluated our corporate governance practices, feedback received during the Company’s stockholder outreach program, previous stockholder votes on this topic at other companies, and benchmarking of practices at other companies of our size and profile and determined to propose lowering the current special meeting threshold from 60% to 25%, with such proposal set forth in Item 5. We believe a 25% threshold strikes the appropriate balance between enhancing stockholder rights and protecting stockholder interests, is more consistent with market practice than the 15% threshold contemplated by this proposal, and is in line with the expectations set forth in the proxy voting guidelines of our largest stockholders.
Our proposed 25% threshold strikes an appropriate balance of facilitating stockholder engagement while maintaining procedural safeguards against corporate waste, disruption and misuse of the special meeting process by a small number of stockholders.
In determining to lower the percentage of shares required to be held by one or more stockholders to call a special meeting to 25%, the Board believes the threshold it proposes strikes the appropriate balance between ensuring stockholders have the ability to call a special meeting to act on extraordinary or pressing, urgent matters and in the best interests of the Company and its stockholders, on the one hand, and preventing the potential abuse and disruption caused by permitting a small number of stockholders to call special meetings to advance private agendas and interests that our broader stockholder base may not share or that may disadvantage our broader stockholder base.
We believe that a 15% threshold, as suggested by this proposal, increases the risk of special meetings being called by a few stockholders that seek to act in furtherance of special, narrow, or short-term interests rather than the long-term, best interests of the Company. A failure to receive 25% support to convene a special meeting is a strong indicator that the issue is unduly narrow and not deemed critical by our stockholders generally. Given our stockholder base, a reduction to an even lower 15% threshold would only require a tiny fraction of the Company’s stockholders, potentially as few as one or two, to convene a special meeting without attracting much, if any, support from other stockholders. Lowering the threshold to 15% could shift power to one stockholder or a small number of stockholders, allowing it or them to mandate that we pursue matters that are not widely viewed by other stockholders as important or requiring immediate attention. In such scenarios, we could be required to incur significant legal and administrative fees in addition to costs related to the preparation of a special meeting, solely because a select few stockholders felt it necessary to advance an issue or issues many stockholders may deem more appropriate for an annual meeting.
Additionally, as a business matter, special meetings cause significant disruption for management and the Board because our leaders are forced to divert their attention from the daily operations and business of the Company in order to prepare for and oversee the special meeting. As a result, adoption of a 15% threshold could significantly disrupt our ability to execute on our business strategy.
For these reasons, we believe that while it is important to provide stockholders with greater access to the right to call a special meeting, it is also critical and appropriate for us to limit special meetings so as to avoid potential misuse of the process and a waste of corporate resources.
A 25% threshold helps ensure that special meetings are reserved for those extraordinary matters on which a larger set of stockholders believe immediate action is necessary. Therefore, the Board of Directors recommends you vote against this proposal and for the Charter Special Meeting Threshold Amendment in Item 5 instead.
The Board of Directors unanimously recommends a vote “AGAINST” the proposal.

Papa John’s International, Inc.	2026 Proxy Statement 67

Questions and Answers
ABOUT THE ANNUAL MEETING AND VOTING
Who is entitled to vote at the Annual Meeting?

The Board has set March 9, 2026 as the record date (“Record Date”) for the Annual Meeting. If you were a stockholder of record at the close of business on the Record Date, you are entitled to vote at the Annual Meeting. As of the Record Date, [•] shares of common stock were issued and outstanding and eligible to vote at the Annual Meeting.
What are my voting rights?

Holders of our common stock are entitled to one vote per share. There are no cumulative voting rights.
How many shares must be present to hold the Annual Meeting?

In accordance with the Company’s By-laws, shares equal to a majority of the voting power of the Company’s outstanding shares entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:
•you participate electronically at the meeting; or
•you have properly and timely submitted your proxy as described below under “How can I submit my proxy?”
Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that item.
What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.
If your shares are held in a brokerage account or by a bank, trust or other nominee, you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How can I submit voting instructions to my broker?”
How can I submit my proxy?

If you are a stockholder of record, you can submit a proxy to be voted at the Annual Meeting in any of the following ways:
•electronically, using the Internet;
•over the telephone by calling a toll - free number; or
•by completing, signing and mailing the enclosed proxy card.
The Internet and telephone voting procedures have been set up for your convenience. These procedures have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. When you vote by Internet or telephone, you reduce the Company’s mailing and handling expenses. If you are a stockholder of record and would like to submit your proxy by Internet or telephone, please refer to the specific instructions provided on the enclosed proxy card. If you wish to vote using a paper proxy card, please return your signed proxy card promptly to ensure we receive it before the Annual Meeting.

68 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
How can I submit voting instructions to my broker?

If you hold your shares in street name, you must provide your voting instructions in the manner prescribed by your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares. In many cases, you may be permitted to submit your voting instructions by Internet or telephone.
How do I vote if I hold shares in the Papa John’s International, Inc. 401(k) Plan?

If you hold shares of the Company’s common stock in the Papa John’s International, Inc. 401(k) Plan, please refer to the voting instructions provided by the plan’s trustee. Your voting instructions must be received by the plan trustee at least three days prior to the Annual Meeting in order to be counted. If you do not timely direct the plan trustee how to vote, the trustee will vote your shares in the same proportion as those shares for which the trustee received direction. Participants in the Company’s 401(k) Plan may not vote their shares electronically during the Annual Meeting, as they must vote at least three days prior to the meeting.
What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy by Internet or telephone, vote once for each card or control number you receive.
Participating in the Annual Meeting

This year’s Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/PZZA2026. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or voter instruction form that accompanied your proxy materials. If you are a stockholder of record or a street name holder, you may vote your shares electronically at the Annual Meeting. Even if you currently plan to participate in the Annual Meeting, the Company recommends that you also submit your proxy as described above so your vote will be counted if you later decide not to participate at the Annual Meeting. If you submit your vote by proxy and later decide to vote electronically at the Annual Meeting, the vote you submit at the Annual Meeting will override your proxy vote.
If you are a participant in the Company’s 401(k) Plan, you may submit voting instructions as described above, but you may not vote your shares held in the Company’s 401(k) Plan electronically at the Annual Meeting.
We will also make the Annual Meeting accessible to anyone who is interested, including team members and other constituents, by visiting the same link at www.virtualshareholdermeeting.com/PZZA2026. Non-stockholder guests will not be permitted to vote or submit questions at the Annual Meeting.
How does the Board recommend that I vote?

The Board recommends a vote:
•FOR each of the nominees for director;
•FOR the ratification of the selection of Ernst & Young as the independent auditors of the Company for the fiscal year ending December 27, 2026;
•FOR the advisory approval of the Company’s executive compensation.
•FOR the amendment to the Company's Amended and Restated Certificate of Incorporation to remove supermajority provisions;
•FOR the amendment to the Company's Amended and Restated Certificate of Incorporation to lower the special meeting ownership threshold to 25%; and
•AGAINST the stockholder proposal regarding lowering the special meeting ownership threshold in the Company's Amended and Restated Certificate of Incorporation.

Papa John’s International, Inc.	2026 Proxy Statement 69

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	TABLE OF CONTENTS
What if I do not specify how I want my shares voted?

If you are a stockholder of record and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular item, your shares will be voted by the persons named as proxies on the proxy card in accordance with the Board’s recommendations.
If you are a street name holder and hold your shares with a broker, and do not instruct your broker as to how to vote, your shares may be voted by your broker in its discretion on the proposal to ratify the independent auditors. As described below, your broker does not have discretion to vote your uninstructed shares on the remaining proposals.
Your vote is important. The Company urges you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the Annual Meeting.
Can I change my vote after submitting my proxy?

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:
•by submitting a later-dated proxy by Internet or telephone before the deadline stated on the enclosed proxy card;
•by submitting a later-dated proxy to the Corporate Secretary of the Company, which must be received by the Company before the time of the Annual Meeting;
•by sending a written notice of revocation to the Corporate Secretary of the Company, which must be received by the Company before the time of the Annual Meeting; or
•by voting electronically at the Annual Meeting.
If you are a street name holder, you may change your vote only by voting electronically at the Annual Meeting and if you otherwise comply with the procedures contained in the voting instructions provided to you by your broker, bank, trust or other nominee.
If you are a participant in the Company’s 401(k) Plan, you may change your vote only if you comply with the procedures contained in the voting instructions provided by the plan’s trustee.
What vote is required to approve each item of business included in the Notice of Annual Meeting?

A majority of votes cast at the meeting is required to elect directors. A majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director (with abstentions and broker non-votes not counted as a vote cast with respect to that director) in order for the director to be elected. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to ratify the selection of our independent auditors, approve the advisory approval of the compensation paid to the Company’s named executive officers, and to approve the stockholder proposal. In determining whether these proposals have received the requisite number of affirmative votes, abstentions will have the same effect as a vote against these proposals and broker non-votes will have no effect on the outcome of these proposals. The affirmative vote of not less than 75% of all outstanding shares entitled to vote generally in the election of directors is required to adopt and approve each of the amendments to the Amended and Restated Certificate of Incorporation. In determining whether these proposals have received the requisite number of affirmative votes, abstentions, broker non-votes and unvoted shares will have the same effect as a vote against these proposals.
If your shares are held by a broker, bank, trust or other nominee, that entity will ask you how you want your shares to be voted. If you give instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the independent auditors, the broker, bank, trust or other nominee is permitted to vote your shares in its discretion. For all other proposals, the broker, bank, trust or other nominee is not permitted to vote your shares at all.

70 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is householding?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver at your request only one copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing costs, mailing costs and fees, and also reduces waste.
Upon written or oral request to the address or number provided directly below, we will promptly deliver a separate copy of our Annual Report on Form 10–K for the fiscal year ended December 28, 2025 and this Proxy Statement to a stockholder at a shared address to which a single copy of the documents has been delivered.
If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.
Who pays for the cost of proxy preparation and solicitation?

The accompanying proxy is solicited by the Board. This Proxy Statement is being mailed to the stockholders on or about March [•], 2026 along with the Company’s Annual Report on Form 10–K for the fiscal year ended December 28, 2025. We have also retained the firm of Innisfree M&A Incorporated to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $25,000, plus reimbursement of expenses. All costs of the solicitation of proxies will be borne by the Company. The Company pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. The Company is soliciting proxies primarily by mail. In addition, the Company’s directors, officers and regular employees may solicit proxies by telephone, facsimile, electronic mail or personally. The Company’s directors, officers and regular employees will receive no additional compensation for these services other than their regular compensation.

Papa John’s International, Inc.	2026 Proxy Statement 71

Other Matters
STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for next year’s Annual Meeting, pursuant to Exchange Act Rule 14a-8 the written proposal must be received by the Company no later than [•], 2026. Such proposals must comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be introduced at next year’s Annual Meeting outside of the 14a-8 process (including nomination of director candidates under our advance notice bylaw), our Certificate of Incorporation provides that written notice must be received by the Company not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if less than 70 days’ notice of the date of the annual meeting is given, notice by the stockholder must be received no later than 10 days following (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure of the date of the meeting was made by the Company. All stockholder proposals must comply with certain requirements set forth in the Company’s Certificate of Incorporation. A copy of the Certificate of Incorporation may be obtained by written request to the Secretary of the Company at the Company’s principal offices at P.O. Box 99900, Louisville, Kentucky 40269-0900.
In addition to satisfying the foregoing requirements under our Certificate of Incorporation (including our advance notice requirements), to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the other information required by Rule 14a-19 under the Exchange Act no later than March 1, 2027.
OTHER BUSINESS
The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.
ANNUAL REPORT
The Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025 accompanies this Proxy Statement.
By Order of the Board of Directors,
Caroline Miller Oyler
Chief Administrative Officer and Secretary
Louisville, Kentucky
March [•], 2026

72 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	OTHER MATTERS
FORWARD-LOOKING STATEMENTS
Certain matters discussed in this Proxy Statement and other Company communications that are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “continue,” “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “outlook”, “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements include or may relate to, without limitation, projections or guidance concerning business performance, our corporate responsibility-related practices and our ability to achieve related goals, our approach to certain human capital matters, including with respect to our enterprise-wide health, safety, security, and environmental management system and our culture, compensation-related targets and goals, and certain business and operational activities, including those related to our supply chain. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements.
Our forward-looking statements are based on our assumptions that are based on currently available information. Actual outcomes and results may differ materially from those matters expressed or implied in our forward-looking statements as a result of various factors, including the risks, uncertainties and assumptions that are discussed in detail in “Part I. Item 1A. – Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.
Information contained on or available through our website is not incorporated by reference in or made part of this Proxy Statement, and any references to our website are intended to be inactive textual references only.

Papa John’s International, Inc.	2026 Proxy Statement 73

Annex A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
In addition to the results provided in accordance with U.S. GAAP, we provide certain non-GAAP measures, which present results on an adjusted basis. Adjusted EBITDA is a Non-GAAP measure used in our compensation plans that is a supplemental measure of performance that is not required by or presented in accordance with U.S. GAAP.
We believe that our non-GAAP financial measures enable investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies. We believe that the disclosure of these non-GAAP measures is useful to investors as they reflect metrics that our management team and Board of Directors utilize to evaluate our operating performance, allocate resources and administer employee incentive plans. The most directly comparable U.S. GAAP measure to adjusted EBITDA is Net Income. Non-GAAP measures should not be construed as a substitute for or a better indicator of the Company’s performance than the Company’s U.S. GAAP results. These measures are described more fully in the Company’s Forms 10-K and 10-Q. Refer to these public filings for additional information about the Company’s non-GAAP performance measures. The table below reconciles our GAAP Net income to adjusted EBITDA.

Reconciliation of Net Income to Adjusted EBITDA

(In thousands)	Year Ended December 28, 2025	Year Ended December 29, 2024	Year Ended December 31, 2023	Year Ended December 25, 2022	Year Ended December 26, 2021

Net income	$32,117	$84,197	$82,799	$69,349	$124,955
Income tax expense	16,261	29,929	20,874	14,420	25,993
Net interest expense	40,769	42,578	43,469	25,261	17,293
Depreciation and amortization	92,245	69,407	64,090	52,032	48,816
Stock-based compensation expense	14,980	9,590	17,924	18,388	16,919
Refranchising and impairment (gains) losses(a)	(17,053)	—	—	26,702	—
Gain on sale of QC Center properties(b)	—	(41,289)	—	—	—
Restructuring costs(c)	13,780	27,363	2,178	—	—
UK repositioning and acquisition-related costs(d)	—	—	4,243	5,223	—
Legal settlements(e)	—	—	—	15,000	—
Strategic corporate reorganization costs(f)	—	—	—	—	12,763
Other costs(g)	8,012	5,495	3,825	1,507	—
Adjusted EBITDA	$201,111	$227,270	$239,402	$227,882	$246,739
(a)For the year ended December 28, 2025, represents pre-tax gain on sale, net of transaction costs, realized upon the completion of the refranchising of 85 restaurants on November 24, 2025. For the year ended December 25, 2022, consisted of the following pre-tax adjustments:
i.Loss of $8.4 million associated with the refranchising of 90 restaurants during the second quarter of 2022;
ii.A charge of $17.4 million related to the reserve of certain loans and impairment of reacquired franchised rights related to the conflict in Ukraine and subsequent international government actions and sanctions; and
iii.An impairment charge of $0.9 million on the right-of-use assets on leases associated with the termination of a significant franchisee in the UK.
(b)Represents pre-tax gain on sale, net of transaction costs, realized upon the August 2, 2024 completion of the sale of our Texas and Florida QC Center properties.
(c)Represents costs associated with the Company’s Enterprise Transformation Plan and International Transformation Plan. Excludes stock compensation forfeitures of $1.2M and $0.1M in 2025 and 2024, respectively.
(d)Represents costs associated with repositioning the UK portfolio as well as transaction costs related to the acquisition of restaurants from franchisees.
(e)Represents accruals for certain legal settlements.

Papa John’s International, Inc.	2026 Proxy Statement A-1

(f)Represents strategic corporate reorganization costs associated with opening our corporate office in Atlanta, Georgia. Excludes $0.3 million of stock compensation expense.
(g)For the year ended December 28, 2025, represents:
i.Losses on disposal of equipment incurred in connection with the termination of a COVID-era program that pre-purchased store equipment due to supply chain challenges;
ii.Costs associated with project-based strategic initiatives that are not related to our ongoing operations; and
iii.Costs incurred, net of anticipated insurance recoveries, arising from tornadoes that damaged the Texas QC Center as well as the restaurant support center and QC Center in Louisville, Kentucky.
For the year ended December 29, 2024, represents non-cash impairment and remeasurement charges related primarily to fixed and intangible assets from the refranchising of 15 Domestic Company-owned restaurants.
For the year ended December 31, 2023, represents $2.4 million of severance and related costs associated with the transition of certain executives, $0.9 million charge related to the reserve of certain accounts receivable related to the conflict in the Middle East, and $0.6 million accrual related to certain legal settlements. Excludes $0.4 million of stock compensation forfeitures.
For the year ended December 25, 2022, represents severance and related costs associated with the transition of certain executives.
Refer to the Company’s Forms 10-K for the year ended December 28, 2025 for additional details about Adjusted EBITDA.

A-2 2026 Proxy Statement	Papa John’s International, Inc.

Annex B
Item 4. Management Proposal to Amend our Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirements
If our stockholders approve proposal 4, the Company intends to file with the Delaware Secretary of State the documents necessary to amend Article TENTH, Sections B and D of Article FOURTEENTH, and Article EIGHTEENTH of the Charter as set forth below (with additions shown in blue text and deletions shown in red text that has been struck through).
TENTH: The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation. Any By-Laws made by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the By-Laws shall not be amended or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of ~~at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors~~ a majority in voting power of the shares, present in person or represented by proxy, entitled to vote thereon, voting together as a single class.
FOURTEENTH:
A. For purposes of this Article FOURTEENTH, the following terms shall be defined as follows:
(1) The term “Business Combination” shall mean (a) any merger or consolidation of the Corporation or a Subsidiary with a Related Person, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition other than in the ordinary course of business to or with a Related Person of any assets of the Corporation or a Subsidiary having an aggregate fair market value of $10,000,000 or more, (c) the issuance or transfer by the Corporation of any shares of Voting Stock or securities convertible into or exercisable for such shares (other than by way of pro rata distribution to all stockholders) to a Related Person having an aggregate fair market value of $10,000,000 or more, (d) any recapitalization, merger or consolidation that would have the effect of increasing the voting power of a Related Person, (e) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or a Subsidiary proposed, directly or indirectly, by or on behalf of a Related Person or (f) any agreement, contract or other arrangement or understanding providing, directly or indirectly, for any of the transactions described in this Paragraph A(l).
(2) The term “Related Person” shall mean any individual, partnership, corporation, trust or other Person which, together with its “affiliates” and “associates,” as defined in Rule 12b-2 under the Exchange Act as in effect on January 1, 1993, and together with any other individual, partnership, corporation, trust or other Person with which it or they have any agreement, contract or other arrangement or understanding with respect to acquiring, holding, voting or disposing of Voting Stock, “beneficially owns” (within the meaning of Rule 13d-3 under the Exchange Act on said date) an aggregate of 15% or more of the outstanding Voting Stock. A Related Person, its affiliates and associates and all such other individuals, partnerships, corporations and other Persons with whom it or they have any such agreement, contract or other arrangement or understanding, shall be deemed a single Related Person for purposes of this Article FOURTEENTH; provided, however, that the members of the Board of Directors of the Corporation shall not be deemed to be associates or otherwise to constitute a Related Person solely by reason of their board membership. A person who is a Related Person as of (i) the time any definitive agreement relating to a Business Combination is entered into, (ii) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination or (iii) immediately prior to the consummation of a Business Combination, shall be deemed a Related Person for purposes of this Article FOURTEENTH.
(3) The term “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is not an “affiliate” or “associate” of the Related Person referred to in Paragraph A(2) of this Article FOURTEENTH, and any successor of a Continuing Director who is unaffiliated with such Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors.
(4) The term “Person” shall mean any individual, firm, corporation or other entity.
(5) The term “Subsidiary” shall mean any corporation or other entity of which the Person in question owns, directly or indirectly, not less than 50% of any class of equity securities or not less than 50% of the voting power of all securities of the Corporation entitled to vote generally in the election of directors.

Papa John’s International, Inc.	2026 Proxy Statement B-1

ANNEX B	TABLE OF CONTENTS
(6) The term “Voting Stock” shall mean any shares of the Corporation entitled to vote generally in the election of directors.
(7) The term “Entire Board of Directors” shall mean the total number of directors which the Corporation would have if there were no vacancies.
(8) The term “Market Value” shall mean the average of the high- and low-quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a share on the Composite Tape for the New York Stock Exchange — Listed Stocks, or, if the shares are not listed or admitted to trading on such exchange, on the principal United States securities exchange registered under the Exchange Act on which the shares are listed or admitted to trading, or, if the shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low-asked quotations with respect to a share on such date as quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a share as at least 66-2/3% of the Continuing Directors shall determine.
B. In addition to any other vote required by this Amended and Restated Certificate of Incorporation or the General Corporation Law of Delaware, the affirmative vote of the holders of not less than ~~75% of the outstanding Voting Stock~~ a majority in voting power of the shares, present in person or represented by proxy, entitled to vote thereon and held by stockholders other than a Related Person by or with whom or on whose behalf, directly or indirectly, a Business Combination is proposed, voting as a single class, shall be required for the approval or authorization of such Business Combination; provided, however, that ~~the 75%~~ such majority voting requirement shall not be applicable and such Business Combination may be approved by the vote required by law or any other provision of this Amended and Restated Certificate of Incorporation if either:
(1) The Business Combination is approved by the Board of Directors of the Corporation by the affirmative vote of at least a majority of the Continuing Directors, or
(2) All of the following conditions are satisfied:
(a) The aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share of capital stock of the Corporation in the Business Combination by the holders of capital stock of the Corporation, other than the Related Person involved in the Business Combination, shall not be less than the highest of (i) the highest per share price (including brokerage commissions, soliciting dealers’ fees and dealer-management compensation, and with appropriate adjustments for recapitalizations, stock splits, stock dividends and like transactions and distributions) paid by such Related Person in acquiring any of its holdings of such class or series of capital stock, (ii) the highest per share Market Value of such class or series of capital stock within the twelve-month period immediately preceding the date the proposal for such Business Combination was first publicly announced or (iii) the book value per share of such class or series of capital stock, determined in accordance with generally accepted accounting principles, as of the last day of the month immediately preceding the date the proposal for such Business Combination was first publicly announced;
(b) The consideration to be received in such Business Combination by holders of capital stock other than the Related Person involved shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring capital stock already owned by it; provided, however, that if the Related Person has paid for capital stock with varying forms of consideration, the form of consideration for shares of capital stock acquired in the Business Combination by the Related Person shall either be cash or the form used to acquire the largest number of shares of capital stock previously acquired by it; and
(c) A proxy statement responsive to the requirements of the Exchange Act and regulations promulgated thereunder, whether or not the Corporation is then subject to such requirements, shall be mailed to the stockholders of the Corporation for the purpose of soliciting stockholder approval of such Business Combination and shall contain at the front thereof, in a prominent place, (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state and (ii) the opinion of a reputable investment banking firm selected by the Continuing Directors as to the fairness of the terms of such Business Combination, from a financial point of view, to the public stockholders (other than the Related Person) of the Corporation.
C. A Related Person shall be deemed for purposes of this Article FOURTEENTH to have acquired a share of the Corporation at the time when such Related Person became the beneficial owner thereof (as such term is defined in Paragraph A(2) of this Article FOURTEENTH). With respect to shares owned by affiliates, associates and other Persons

B-2 2026 Proxy Statement	Papa John’s International, Inc.

TABLE OF CONTENTS	ANNEX B
whose ownership is attributed to a Related Person, if the price paid by such Related Person for such shares is not determinable, the price so paid shall be deemed to be the higher of (i) the price paid upon acquisition thereof by the affiliate, associate or other Person or (ii) the Market Value of the shares in question at the time when the Related Person became the beneficial owner thereof.
For purposes of this Article FOURTEENTH, in the event of a Business Combination upon consummation of which the Corporation would be the surviving corporation or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination a plan of liquidation or dissolution of the Corporation will be effected), the term “other consideration to be received” in Paragraph B(2)(a) shall include (without limitation) Common Stock or other capital stock of the Corporation retained by stockholders of the Corporation (other than Related Persons who are parties to such Business Combination).
Nothing contained in this Article shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.
EIGHTEENTH: The Corporation reserves the right to amend, add, alter, change, repeal or adopt any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any affirmative vote required by applicable law or any other provision of this Amended and Restated Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of any series of Preferred Stock, the affirmative vote of the holders of not less than ~~75%~~ a majority of the voting power of all securities of the Corporation entitled to vote ~~generally in the election of directors~~ thereon shall be required to amend, add, alter, change, repeal or adopt any provisions ~~inconsistent with Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, TWELFTH, THIRTEENTH, FIFTEENTH, SIXTEENTH, SEVENTEENTH and EIGHTEENTH~~ of this Amended and Restated Certificate of Incorporation.

Papa John’s International, Inc.	2026 Proxy Statement B-3

Annex C
Item 5. Management Proposal to Amend our Amended and Restated Certificate of Incorporation to Reduce to 25% the Stockholder Ownership Threshold Required to Call a Special Meeting
If our stockholders approve proposal 5, the Company intends to file with the Delaware Secretary of State the documents necessary to amend Article SEVENTH of the Charter as follows (with additions shown in blue text and deletions shown in red text that has been struck through):
Amended and Restated Certificate of Incorporation
SEVENTH: Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time only by (i) the Board of Directors, (ii) the Chairman of the Board of the Corporation or (iii) by the Secretary of the Corporation at the written request (a “Special Meeting Request”) by one or more stockholders of record owning not less than ~~60~~25% of the shares entitled to vote at such special meeting, subject to such additional requirements as may be specified in the By-Laws of the Corporation.
* * *
Subject to stockholder approval of proposal 5, the Board has approved an amendment to Article II, Section 3 of the By-Laws as follows (with additions shown in blue text and deletions shown in red text that has been struck through):
Amended and Restated By-Laws
SECTION 3. Special Meetings.
(a)Subject to the rights of the holders of any series of the Corporation’s Preferred Stock, a special meeting of stockholders, unless otherwise required by statute, may be called at any time only by (a) the Board of Directors, (b) the Chairman of the Board of the Corporation, or (c) by the Secretary of the Corporation at the written request (a “Special Meeting Request”) by one or more stockholders of record owning not less than ~~60~~25% of the shares entitled to vote at the special meeting. In determining whether Special Meeting Requests have met the requirements of this Section 3, multiple Special Meeting Requests will not be considered together if they relate to different items of business. Additionally, in order to be valid, all Special Meeting Requests must have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
(b) A Special Meeting Request shall be signed by each stockholder, or duly authorized agent, requesting the special meeting and shall set forth: (i) a brief description of each matter of business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment); (iii) any material interest of each stockholder in the business desired to be brought before the special meeting; (iv) the name and address, as they appear on the Corporation’s books, of each stockholder requesting the special meeting; (v) the class and number of shares of the Corporation which are owned by each stockholder requesting the special meeting; and (vi) any other applicable information that is required to be set forth in a stockholder’s notice required pursuant to the second paragraph of Article Ninth of the Corporation’s Amended and Restated Certificate of Incorporation as the same may be amended from time to time (“Certificate of Incorporation”).
(c)A stockholder may revoke a Special Meeting Request at any time prior to the special meeting; provided, however, that if any such revocations are received by the Secretary and, as a result of such revocation, the number of un-revoked Special Meeting Requests no longer represents at least the requisite number of shares entitling the stockholders to request the calling of a special meeting pursuant to this Section 3, then the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting. If none of the stockholders who submitted the Special Meeting Request appear or send a qualified representative (i.e., a duly authorized officer, manager or partner of such stockholder or a person authorized by a writing executed by such stockholder or an electronic transmission delivered by such

Papa John’s International, Inc.	2026 Proxy Statement C-1

ANNEX C	TABLE OF CONTENTS
stockholder to act for such stockholder as proxy at the meeting of stockholders) to present the proposal(s) or business submitted by the stockholders for consideration at the special meeting, such proposal(s) or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation or such stockholder(s).
(d)A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (a) the Special Meeting Request does not comply with this Section 3; (b) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors); (c) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting; (d) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than twelve (12) months before the Special Meeting Request is delivered; (e) a Similar Item was presented at an annual or special meeting of stockholders held not more than ninety (90) days before the Special Meeting Request is delivered (and, for purposes of this clause (e), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the board of directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); or (f) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934.
(e) The Board of Directors shall determine the place, if any, and fix the date and time, of any stockholder requested special meeting; provided, however, that the special meeting shall not be held more than ninety (90) days after receipt by the Corporation of a valid Special Meeting Request. The Board of Directors may submit its own proposal or proposals for consideration at a stockholder requested special meeting.

C-2 2026 Proxy Statement	Papa John’s International, Inc.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

PAPA JOHNS®
Better Ingredients. Better Pizza.

PAPA JOHN'S INTERNATIONAL, INC.
2002 PAPA JOHN'S BLVD
LOUISVILLE, KY 40299

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 29, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PZZA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 29, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V86079-P45426

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PAPA JOHN'S INTERNATIONAL, INC.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES NAMED IN ITEM 1, "FOR" THE PROPOSALS SET FORTH IN ITEMS 2, 3, 4 AND 5 AND "AGAINST" THE PROPOSAL SET FORTH IN ITEM 6.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES IN ITEM 1, "FOR" THE PROPOSALS IN ITEMS 2, 3, 4 AND 5, AND "AGAINST" THE PROPOSAL IN ITEM 6.

1. Election of the following director nominees:	For	Against	Abstain
1a. Christopher L. Coleman	☐	☐	☐
1b. John W. Garratt	☐	☐	☐
1c. Stephen L. Gibbs	☐	☐	☐
1d. Laurette T. Koellner	☐	☐	☐
1e. Jocelyn C. Mangan	☐	☐	☐
1f. Sonya E. Medina	☐	☐	☐
1g. John C. Miller	☐	☐	☐
1h. Todd A. Penegor	☐	☐	☐

	For	Against	Abstain
2. Ratification of the Selection of Independent Auditors: To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2026 fiscal year.	☐	☐	☐
3. Advisory approval of the Company's executive compensation.	☐	☐	☐
4. Proposal to amend the Company's Certificate of Incorporation to eliminate supermajority voting requirements.	☐	☐	☐
5. Management proposal to amend the Company's Certificate of Incorporation to reduce special meeting ownership threshold to 25%.	☐	☐	☐
6. Stockholder proposal regarding special meeting ownership threshold, if properly presented at the meeting.	☐	☐	☐

For address changes, please send via email to: investor_relations@papajohns.com

Please sign exactly as name appears on proxy. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, state capacity. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Proxy card must be signed and dated below.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so the shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at
www.proxyvote.com

Proxy card must be signed and dated on the reverse side.

▽ **Please fold and detach card at perforation before mailing.** ▽

V86080-P45426

PAPA JOHNS
Better Ingredients. Better Pizza.

PAPA JOHN'S INTERNATIONAL, INC.

P.O. Box 99900, Louisville, Kentucky 40269-0900

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders

The undersigned, a stockholder of PAPA JOHN'S INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints CAROLINE MILLER OYLER and JOHN M. MATTER and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all shares of the common stock of the Company as instructed herein that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/PZZA2026, on Thursday, April 30, 2026, at 11:00 A.M., Eastern Time, and at any adjournment or postponement thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. The undersigned hereby revokes all proxies heretofore given. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 26, 2026, and a copy of the Company's Annual Report for the fiscal year ended December 28, 2025.

Attention participants in 401(k) Plan: If shares of Papa John's International, Inc. common stock are held through the Papa John's International, Inc. 401(k) Plan, you should complete, sign and return this proxy card to instruct Principal Trust Company, the plan trustee, how to vote these shares. Your proxy must be received no later than 11:59 P.M., Eastern Time, on April 26, 2026 so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential.

VOTING INSTRUCTIONS ON REVERSE SIDE.
(CONTINUED, AND TO BE SIGNED ON OTHER SIDE)